Exhibit 10.5

                               LETTER OF CREDIT
                                     AND
                           REIMBURSEMENT AGREEMENT

                                by and between

                                 ALCORE, INC.

                                     and

                 FIRST UNION NATIONAL BANK OF NORTH CAROLINA

                           Dated as of May 1, 1997

--------------------------------------------------------------------------------

                                  $2,600,000

             Maryland Industrial Development Financing Authority
                      Economic Development Revenue Bonds
                           (Alcore, Inc. Facility)
                                  1997 Issue


                                    - 1 -

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                              TABLE OF CONTENTS

            (This Table of Contents is not a part of the Agreement but rather is for the convenience of reference only.)

                                                                                                    PAGE
ARTICLE I
DEFINITIONS.........................................................................................   2
      1.1      Definitions..........................................................................   2

ARTICLE II     REPRESENTATIONS AND WARRANTIES OF THE BORROWER.......................................   12
      2.1      Incorporation........................................................................   12
      2.2      Power and Authority..................................................................   12
      2.3      Financial Condition..................................................................   12
      2.4      Title to Assets......................................................................   13
      2.5      Contingent Liabilities...............................................................   13
      2.6      Litigation...........................................................................   13
      2.7      Taxes................................................................................   13
      2.8      Contract or Restriction Affecting Borrower...........................................   13
      2.9      Trademarks, Franchises and Licenses..................................................   13
      2.10     No Default...........................................................................   14
      2.11     Governmental Authority...............................................................   14
      2.12     No Untrue Statements.................................................................   14
      2.13     ERISA Requirements...................................................................   14
      2.14     Pollution and Environmental Control; Hazardous Substances............................   14
      2.15     Facility.............................................................................   15
      2.16     Labor Relations......................................................................   15

ARTICLE III    REIMBURSEMENT AND OTHER PAYMENTS.....................................................   15
      3.1      Letter of Credit.....................................................................   15
      3.2      Reimbursement and Other Payments.....................................................   16
      3.3      Tender Advances......................................................................   17
      3.4      Commission and Fees..................................................................   17
      3.5      Increased Costs Due to Change in Law.................................................   17
      3.6      Computation..........................................................................   18
      3.7      Payment Procedure....................................................................   18
      3.8      Business Days........................................................................   18
      3.9      Reimbursement of Expenses............................................................   18
      3.10     Extension of Expiration Date.........................................................   18
      3.11     Obligations Absolute.................................................................   18

                                    - i -

ARTICLE IV     SECURITY.............................................................................   19
      4.1      Security.............................................................................   20

      4.2      Additional Liens.....................................................................   20
      4.3      Casualty and Liability Insurance Required............................................   20
      4.4      General Requirements Applicable to Insurance.........................................   21
      4.5      Advance by Bank......................................................................   22
      4.6      Borrower to Make up Deficiency in Insurance Coverage.................................   22
      4.7      Eminent Domain.......................................................................   22
      4.8      Application of Net Proceeds of Insurance and Eminent Domain..........................   22
      4.9      Parties to Give Notice...............................................................   23

ARTICLE V      AFFIRMATIVE COVENANTS................................................................   23
      5.1      Repayment of Obligations.............................................................   23
      5.2      Performance Under Reimbursement Agreement and Security Instruments...................   23
      5.3      Financial and Business Information about the Borrower................................   24
      5.4      Notice of Certain Events.............................................................   27
      5.5      Corporate Existence..................................................................   28
      5.6      Maintenance of Properties; Insurance.................................................   28
      5.7      Conduct of Business and Maintenance of Existence.....................................   28
      5.8      Compliance with Laws.................................................................   28
      5.9      Accounting; Inspection of Books and Records..........................................   29
      5.10     Information about the Facility.......................................................   29
      5.11     Taxes and Liens......................................................................   29
      5.12     Comply with ERISA....................................................................   29

ARTICLE VI     NEGATIVE COVENANTS...................................................................   30
      6.1      Restriction on Liens.................................................................   30
      6.2      Limitation on Guarantees.............................................................   30
      6.3      No Voluntary Prepayment of Debt......................................................   30
      6.4      Change of Management.................................................................   30
      6.5      Change in Fiscal Year................................................................   30
      6.6      Transactions with Other Persons......................................................   31

ARTICLE VII    CONDITIONS TO ISSUANCE OF LETTER OF CREDIT...........................................   31
      7.1      Conditions on Issuance...............................................................   31
      7.2      Additional Conditions Precedent to Issuance of the Letter of Credit..................   34
      7.3      Conditions Precedent to Each Tender Advance..........................................   34

ARTICLE VIII   DEFAULT..............................................................................   35

                                    - ii -

      8.1      Events of Default....................................................................   35
      8.2      No Remedy Exclusive..................................................................   38
      8.3      Anti-marshalling Provisions..........................................................   38
      8.4      Confession of Judgment...............................................................   38

ARTICLE IX     MISCELLANEOUS........................................................................   38
      9.1      Indemnification......................................................................   38
      9.2      Transfer of Letter of Credit.........................................................   39
      9.3      Reduction of Letter of Credit........................................................   39
      9.4      Liability of the Bank................................................................   39

      9.5      Successors and Assigns...............................................................   40
      9.6      Notices..............................................................................   40
      9.7      Amendment............................................................................   41
      9.8      Effect of Delay and Waivers..........................................................   41
      9.9      Counterparts.........................................................................   41
      9.10     Severability.........................................................................   41
      9.11     Cost of Collection...................................................................   41
      9.12     Set Off..............................................................................   42
      9.13     Governing Law........................................................................   42
      9.14     References...........................................................................   42
      9.15     Taxes, Etc...........................................................................   42
      9.16     Consent to Jurisdiction, Waiver of Jury Trial........................................   42
      9.17     Indirect Means.......................................................................   43
      9.18     Entire Agreement.....................................................................   43
      9.19     Authority to Act on Behalf of the Bank...............................................   43

ARTICLE X      ACQUISITION OF FACILITY..............................................................   43
      10.1     Covenants by Borrower with Respect to Acquisition of Facility........................   43
      10.2     Enforcement of Remedies Against Contractors and Subcontractors
               and Their Sureties...................................................................   45
      10.3     Application of Proceeds of the Bonds.................................................   45
      10.4     Conditions Precedent to the Bank's Approval of Requisitions
               for Disbursements from Facility Fund.................................................   48
      10.5     Financing Sign on Property; Publicity................................................   51
      10.6     Establishment of Completion Date.....................................................   51

ARTICLE XI     ARBITRATION..........................................................................   52
      11.1     Arbitration..........................................................................   52
      11.2     Judicial Reference...................................................................   52
      11.3     Remedies.............................................................................   52

                                   - iii -

      11.4     Selection of Arbitrator or Referee...................................................   53
      11.5     Miscellaneous........................................................................   53

Exhibit A  -   Irrevocable Letter of Credit.........................................................   A-1
Exhibit B  -   Borrower's Counsel Opinion...........................................................   B-1
Exhibit C  -   Bond Counsel Reliance Letter.........................................................   C-1

                             LETTER OF CREDIT AND
                           REIMBURSEMENT AGREEMENT

         THIS LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT is dated as of May 1, 1997 (the "Agreement" or "Reimbursement Agreement") and made by and between ALCORE, INC., a Delaware corporation (the "Borrower"), and FIRST UNION NATIONAL BANK OF NORTH CAROLINA, a national banking association organized and existing under the laws of the United States with its principal offices located in Charlotte, North Carolina (the "Bank");

                             W I T N E S S E T H:

         WHEREAS, arrangements have been made pursuant to a Trust Indenture of even date herewith by and between the Maryland Industrial Development Financing Authority (the "Issuer"), First Union National Bank of Virginia (in such capacity, the "Trustee") and Branch Banking and Trust Company, as Credit Facility Trustee (the "Credit Facility Trustee") (as amended, the "Indenture") for the issuance and sale by the Issuer of its Maryland Industrial Development Financing Authority Economic Development Revenue Bonds (Alcore, Inc. Facility) 1997 Issue in the original aggregate principal amount of $2,600,000 (the "Bonds"); and

         WHEREAS, the proceeds from the sale of the Bonds have been loaned to the Borrower pursuant to a Loan Agreement of even date herewith, by and between the Issuer and the Borrower (as amended or supplemented, the "Loan Agreement") to finance (a) the acquisition by the Borrower of a certain facility to consist of and include (a) the acquisition by the Borrower of two adjacent parcels of land containing approximately 7.26 acres located in the aggregate in the Riverside Business Park and known as Lot 17 with a street address of 1324, and Lot 18 with a street address of 1326 Brass Mill Road in Belcamp, Harford County, Maryland (the "Facility Site"), together with and all improvements located thereon including, without limitation, a building containing approximately 50,000 square feet (the "Building"), (b) the renovation and expansion of such building to add approximately 15,000 square feet (the "Addition," and collectively with the existing building, the "Improvements"), (c) the acquisition and installation of certain necessary and useful machinery and equipment (the "Equipment"), and (d) the acquisition of such other interests in land or improvements as may be necessary or suitable for the foregoing, including roads and rights of access, utilities and other necessary site preparation facilities, all of which shall be used by the Borrower in its business of making honeycomb aluminum products (such Facility Site, Improvements and Equipment being hereinafter collectively referred to as the "Facility"); and

         WHEREAS, the Maryland Department of Business and Economic Development (the "Department") has agreed to make a loan to Harford County, Maryland (the "County") from the Maryland Industrial and Commercial Redevelopment Fund in the principal amount of $810,000, the proceeds of which have been or will be reloaned by the County to the Borrower to finance the acquisition of the Facility (the "MICRF Loan") pursuant to the terms of a letter dated February 24, 1997 to the County from the State;

         WHEREAS, the County also has agreed (a) to make a loan to the Borrower in the principal amount of $60,000, the proceeds of which shall be used by the Borrower to finance the acquisition of the Facility (the "County Loan"); and (b) to provide to the Borrower a tax credit in the amount of $30,000 to be applied over a five year period (the "Tax Credit");

         WHEREAS, in order to enhance the marketability of the Bonds, the Borrower has requested that the Bank issue an irrevocable direct-pay letter of credit in the form attached as Exhibit A (such letter of credit or any successor or substitute letter of credit issued by the Bank herein individually and collectively called the "Letter of Credit") in an amount of up to $2,704,000, of which $2,600,000 will support the principal of the Bonds, and $104,000 will support up to 120 days' interest on the Bonds at an assumed rate of 12% per annum; and, the Bank has agreed to issue the Letter of Credit pursuant to this Reimbursement Agreement; and

     WHEREAS, as a condition precedent to the issuance of the Letter of Credit, the Bank has required the Borrower to enter into an interest rate hedge arrangement (the "Hedge") with a counterparty acceptable to the Bank (the "Hedge Counterparty") pursuant to the terms and conditions of a swap agreement or similar interest rate hedging agreement (as amended from time to time, the "Hedge Agreement").

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, including the covenants, terms and conditions hereinafter appearing, and to induce the Bank to issue the Letter of Credit, the Borrower does hereby covenant and agree with the Bank as follows:

                                  ARTICLE I

                                 DEFINITIONS

         1.1 Definitions. All words and terms defined in Article I of the Loan Agreement shall have the same meanings in this Agreement, unless otherwise specifically defined herein. The terms defined in this Article I have, for all purposes of this Agreement, the meanings specified hereinabove or in this Article, unless defined elsewhere herein or the context clearly requires oth erwise.

         "Account Debtor" shall have the same meaning assigned to such term in the Security Agreement.

         "Acquisition" or "acquisition" has the meaning specified for such term in Article 1.1 of the Loan Agreement.


         "Act of Bankruptcy" means the occurrence and continuation of any of the events and/or actions described in Sections 8.1 (i), 8.1 (j) or 8.1 (k) with respect to the Borrower and/or the Guarantor.

         "Addition" means the addition containing approximately 15,000 square feet to be made to the Building.

         "Affiliate" shall mean, with respect to any Person, any other person
(i) directly or indi rectly controlling (including, but not limited to, all directors and officers and such person), con trolled by, or under direct or indirect common control with, such person or (ii) that directly or indirectly owns more than 5% of the voting securities of such Person. A person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership or voting securities, by contract or otherwise.

         "Agreement" shall mean this Letter of Credit and Reimbursement Agreement, as the same may from time to time be amended, modified or supplemented in accordance with the terms hereof.

         "Bankruptcy Code" means 11 U.S.C. ss. 101 et seq., as amended.

         "Bank's Inspector" means Construction and Development Services, L.C.

         "Bond Documents" means, collectively, the Loan Agreement, the Note, the Indenture, the Bonds, the Remarketing Agreement, the Tender Agency Agreement, the Placement

Agreement and the Placement Memorandum, as the same may be amended, modified or supplemented from time to time in accordance with their respective terms.

         "Borrower's Obligations" means, collectively, the Letter of Credit Obligations, the Bond Obligations, the Revolving Credit Obligations and the Hedge Obligations.

         "Bond Obligations" means the Borrower's obligations to the Issuer under the Bond Documents.

         "Building" means the building containing approximately 50,000 square feet located on the Facility Site.

         "Business Day" shall mean any day not a Saturday, Sunday or legal holiday, on which commercial banks in Charlotte, North Carolina are open for business.

         "Closing Date" means the date on which the Bonds and the Letter of Credit are issued.

         "Collateral" means all real and property of the Borrower and/or the

Guarantor with respect to which the Bank, the Issuer, the Trustee, FUNBMD and/or the Hedge Counterparty have been granted a lien or security interest pursuant to the Security Instruments.

         "Commitment Letter" means that certain commitment letter from the Bank to the Borrower dated January 15, 1997, and accepted and executed by the Borrower on or before the date of issuance of the Bonds.

         "Completion Certificate" means the executed certificate of completion described in Section 10.3(f) hereof.

         "Consistent Basis" means, in reference to the application of Generally Accepted Accounting Principles, that the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preceding period, except as to any changes consented to by the Bank.

     "Consolidated Cash Flow Coverage Ratio" means the sum of net profit, taxes, interest expenses, depreciation and amortization divided by the sum of all current maturities of long term debt and capital lease obligations and interest expense of the Borrower, the Guarantor and their Consolidated Subsidiaries.

     "Consolidated Current Assets" means the aggregate amount of all assets of the Borrower, the Guarantor and their Consolidated Subsidiaries which would, in accordance with generally accepted accounting principles, be defined as current assets.

     "Consolidated Current Liabilities" means the aggregate amount of all current liabilities of the Borrower, the Guarantor and their Consolidated Subsidiaries, as determined in accor dance with generally accepted accounting principles, but in any event shall include all liabili ties except those having a maturity date which is more than one (1) year from the date as of which such computation is being made.

     "Consolidated Current Ratio" means the ratio of Consolidated Current Assets divided by Consolidated Current Liabilities.

         "Consolidated Debt" means at any date the Debt of the Borrower, the Guarantor and their Consolidated Subsidiaries, determined on a consolidated basis as of such date.

         "Consolidated Subsidiary" means with respect to any Person at any date, any Subsid iary of such Person or other entity, the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date in accordance with generally accepted accounting principles.

     "Consolidated Capital Expenditures" means, for any period, the additions to property, plant and equipment and other capital expenditures of the Borrower, the Guarantor and their Consolidated Subsidiaries for such period (including, without limitation, gross leases to be capitalized under generally accepted accounting principles and leasehold improvements), as the same are or would be set forth in a consolidated statement of cash flows of the Borrower, the Guarantor and their Consolidated Subsidiaries for such period, but excluding (to the extent that they would otherwise be included) any such expenditures made for the replacement or restora tion of assets to the extent financed by condemnation awards or proceeds of insurance received with respect to the loss or taking of or damage to the asset or assets being replaced or restored.

     "Consolidated Tangible Net Worth" means at any date total assets (less Intangible Assets) minus total liabilities (including Subordinated Debt) of the Borrower, the Guarantor and their Consolidated Subsidiaries. For purposes of this definition, "Intangible Assets" means all in tangible assets of the Borrower, the Guarantor and their Consolidated Subsidiaries including, without limitation, goodwill, franchises, patents, licenses, trademarks, copyrights, service marks, advances to Affiliates and related parties, trade names and brand names.

         "County" means Harford County, Maryland.

         "County Security Agreement" means the Deed of Trust from the Borrower to the County, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

         "County Documents" means, collectively, the County Note, the County Security Agreement and all other instruments and documents executed and delivered to evidence, secure or in connection with, the County Loan, as amended from time to time.

         "County Note" means the Deed of Trust Note in the principal amount of $60,000 made or to be made by the Borrower payable to the County evidencing the Borrower's obligations to the County in connection with the County Loan, as amended from time to time.

         "County Loan" means the loan from the County to the Borrower in the principal amount of the County Note, as described in the Recitals hereof.

     "Debt" of any Person means, at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business), (iv) all obligations of such Person as lessee under capital leases,
(v) all obligations of such Person to purchase securities or other property which arise out of or in connection with the sale of the same or substantially similar securities or property, (vi) all non-contingent obligations, all contingent obligations of such Person to reimburse any bank or other person in respect of amounts paid under a letter of credit, bankers' acceptance or similar instrument, (vii) all obligations of others secured by a lien on any asset of such Person, whether or not such obligation is assumed by such Person and (viii) all obligations of others guaranteed by such Person.


         "Deed of Trust" or "Mortgage" means the Deed of Trust and Security Agreement of even date herewith from the Borrower to certain trustees for the benefit of the Bank, the Issuer, FUNBMD and the Hedge Counterparty to secure the Borrower's Obligations, as amended, restated, modified or supplemented from time to time.

         "Eminent Domain" means the taking of title to, or the temporary use of, the Collateral or any part thereof to eminent domain or condemnation proceedings, or any voluntary conveyance of any part of the Collateral during the pendency of, or as a result of a threat of, such proceedings.

         "Event of Default" shall have the meaning specified in Article VIII hereof.

         "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

         "Environmental Report" means that certain Phase I Environmental Site Assessment, originally dated November, 1989, and updated as of February 28, 1997, prepared by Geo-Technology Associates, Inc.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, including any rules and regulations promulgated thereunder.

         "ERISA Group" means the Borrower, the Guarantor, any Subsidiary of either the Borrower and the Guarantor, and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

         "Expiration Date" means May 15, 2000, the expiration date of the Letter of Credit, as such date may be extended pursuant to the terms of Section 3.10 hereof.

         "Facility" means (a) the Facility Site, (b) the Improvements, including (without limitation) the Addition and the Building, (c) the Equipment, and (d) such other interests in land or improvements as may be necessary and suitable for the foregoing, including roads and rights of access, utilities and other necessary site preparation facilities.

         "Facility Site" means those two parcels of land containing in the aggregate approximately 7.26 acres of land located in the Riverside Industrial Park, Belcamp, Harford County, Maryland and known as Lot 17 with a street address of 1324 Brass Mill Road, and Lot 18 with a street address of 1326 Brass Mill Road (as more particularly described in the Deed of Trust) and any and all Improvements.

         "FUNBMD" means First Union National Bank of Maryland, a national banking association, and its successors and assigns.

         "Generally Accepted Accounting Principles" means those principles of accounting set forth in pronouncements of the Financial Accounting Standards board and its predecessors or pronouncements of the American Institute of Certified Public Accountants or those principles of accounting which have other substantial authoritative support and are applicable in the circumstances as of the date of application, as such principles are form time to time supplemented or amended.

         "Guaranty" means the Guaranty Agreement dated of even date herewith executed and delivered by the Guarantor in favor of the Bank to guaranty payment and performance of the Letter of Credit Obligations, as the same may be amended, restated or supplemented as therein permitted.

         "Guarantor" means Lunn Industries, Inc., a Delaware corporation, the parent company of the Borrower, and any successor or assign permitted under the Guaranty.

         "Hedge" means the interest rate swap or similar hedge arrangement between the Borrower and the Hedge Counterparty.

         "Hedge Agreement" means the agreement between the Borrower and the Hedge Counterparty executed in connection with the Hedge.

         "Hedge Counterparty" means the First Union National Bank of Maryland in its capacity as counterparty to the Hedge Agreement with whom the Borrower has entered the Hedge.

         "Hedge Documents" means, collectively, the Hedge Agreement and all other documents executed and delivered to evidence, secure, or in connection with, the Hedge.

         "Hedge Obligations" means all of the Borrower's obligations to the Hedge Counterparty under the Hedge Documents.

         "Indebtedness for Money Borrowed" means all indebtedness in respect of money borrowed, including (without limitation) the deferred purchase price of any property or asset or indebtedness evidenced by a promissory note, bond, guaranty or similar written obligation for the payment of money (including but not limited to, conditional sales or similar title retention agreements).

         "Indenture" means the Indenture described in the Recitals of this Agreement.

         "Landlord's Waiver" means, collectively, the landlord's waivers executed and delivered by each owner of space rented by the Borrower or the Guarantor, which are required by the Bank as a condition precedent to the issuance of the Letter of Credit, as described in Section 7.1(v) hereof.

         "Letter of Credit Documents" means, collectively, this Agreement, the Letter of Credit, the Security Instruments, the Guaranty, and all other instruments and documents executed and delivered to evidence or secure the Letter of Credit Obligations.

         "Letter of Credit Obligations" means the obligations of the Borrower to the Bank hereunder and under the other Letter of Credit Documents in connection with the Letter of Credit.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     "Long Term Debt" means liabilities with maturity dates greater than one (1) year from the date as of which such computation in being made.

     "Material Adverse Effect" means (a) any material adverse effect upon the condition (financial or otherwise), results of operations, properties, assets, business or prospects of the Borrower or of the Guarantor, or of the Borrower and the Guarantor and their Consolidated Subsidiaries, taken as a whole; (b) a material adverse effect on the ability of the Borrower to consummate the transactions contemplated hereby; (c) a material adverse effect on the ability of the Borrower to perform its obligations under this Agreement or (d) a material adverse effect on the rights and remedies of the Bank under this Agreement.

         "MICRF Documents" means, collectively, the MICRF Note, the MICRF Security Agreement, and all other instruments and documents executed and delivered to evidence or secure the MICRF Loan.

         "MICRF Loan" means the loan from the County to the Borrower in the principal amount of the MICRF Note as described in the Recitals hereof.

         "MICRF Note" means the Reloan Note from the Borrower to the County in the principal amount of $810,000 evidencing the Borrower's obligations to the

County in connection with the MICRF Loan under the MICRF Documents.

         "MICRF Security Agreement" means the Deed of Trust from the Borrower to the County securing the principal amount of the MICRF Loan, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

     "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

         "Net Proceeds" means, when used with respect to any insurance proceeds or award resulting from, or other amount received in connection with, Eminent Domain, shall mean the gross proceeds, aware or other amount, less all expenses (including attorneys' fees) incurred in the realization thereof.

         "Note" means the promissory note of the Borrower of even date herewith in the amount of $2,600,000, issued by the Borrower to the Issuer to evidence the Bond Obligations under the Bond Documents, as amended, restated, modified or supplemented from time to time.

         "Officer's Certificate" means the Certificate of the President, or Chief Financial Officer of the Borrower.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Permitted Liens" means liens in favor of the Bank and any of the following liens securing any indebtedness of the Borrower, the Guarantor or any Subsidiaries on their property, real or personal, whether now owned or hereafter acquired:

              (a) Liens created by the Letter of Credit Documents, the Bond Documents, the Hedge Documents, or the Revolving Credit Documents;

                  (b) Other Liens in favor of the Bank, FUNBMD or the Issuer;

              (c) Liens for taxes not yet due or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Borrower) have been established;

              (d) Liens imposed by law securing the charges, claims, demands or levies of carriers, warehousemen, mechanics and other like persons which were incurred in the ordinary course of business which (A) do not in the aggregate materially detract from the value of the property or assets subject to such Lien or materially impair the use thereof in the operation of the business of the Borrower or any Subsidiary or (B) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to such lien; and

              (e) Liens (other than any Liens imposed by ERISA or pursuant to any Environmental Law) not securing debt of the Borrower or derivatives obligations of the Borrower incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety bonds (other than appeal bonds), bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business.

              (f) Encumbrances described in the Commitment for Title Insurance (No. 1970014) issued by Commonwealth Land Title Insurance Company with respect to the Mortgage.

              (g) Any Lien created by the MICRF Security Agreement or the County Security Agreement covering any portion of the Facility so long as it is subordinate to all Liens described in subparagraph (a) above.

         "Person" means an individual, partnership, corporation, limited liability company, trust, unincorporated organization, association, joint venture or a government or agency or political subdivision or instrumentality thereof.

     "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (a) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group, or (b) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

         "Plans" means the plans and specifications for the Facility previously approved by the Bank.

         "Pledge Agreement" means the Pledge Agreement even date herewith from the Borrower to the Bank, as amended, restated or supplemented from time to time.

         "Projected Completion Date" means December 15, 1997.

         "Property" means the Facility Site.

         "Reimbursement Rate" means the fluctuating rate of interest which is at all times equal to the Prime Rate per annum provided, however, that if an Event of Default shall have occurred and be continuing, the Reimbursement Rate shall be equal to a fluctuating rate of interest which is at all times equal to the Prime Rate plus 2% per annum.

         "Revolving Credit Agreement" means the Credit Agreement dated November 22, 1996 by and between FUNBMD, the Borrower and the Guarantor, as amended, restated, modified or supplemented from time to time.

         "Revolving Credit Documents" means, collectively, the Revolving Credit Agreement, the Revolving Credit Security Agreement, the Revolving Credit Note and all other instruments and documents executed and delivered to evidence, secure or in connection with, the Revolving Credit Facility.

         "Revolving Credit Facility" means the revolving line of credit facility in the principal amount of $6,000,000 made available by FUNBMD to the Borrower and the Guarantor pursuant to the provisions of the Revolving Credit Agreement.

         "Revolving Credit Note" means the Note dated November 22, 1996 made by the Borrower and the Guarantor payable to FUNBMD in the principal amount of $6,000,000, as amended, restated or modified from time to time.

         "Revolving Credit Obligations" means all obligations of the Borrower and the Guarantor to the Bank under the Revolving Credit Documents.

         "Revolving Credit Security Agreement" means the Security Agreement dated November 22, 1996 by and between the FUNBMD, the Borrower and the Guarantor to secure the Borrower's obligations and the Guarantor's obligations under the Revolving Credit Documents.

"Security Agreement" means the Security Agreement of even date herewith by and between the Borrower and the Bank, as amended, restated, modified or supplemented from time to time.

         "Security Instruments" means collectively, the Deed of Trust, the Pledge Agreement, the Security Agreement, the Guaranty, the Landlord's Waiver and any and all other agreements or instruments now or hereafter executed and delivered by the Borrower or any other Person in connection with, or as security for the payment or performance of, the Letter of Credit or this Agreement, as such agreements may be amended, modified or supplemented from time to time in accordance with their respective terms.

         "State" means the State of Maryland.


         "Subordination Agreement" means the Subordination Agreement to be entered into by and among the Borrower, the Guarantor, the Department, the County, the Bank, the Hedge Counterparty and FUNBMD, as amended, restated, or supplemented from time to time.

     "Subordinated Debt" means the MICRF Loan, the County Loan, and with respect to any Person, means all other Debt which (a) bears interest at rates not greater than such Person shall reasonably determine to be the prevailing market rate, at the time such Subordinated Debt is issued, for interest on comparable subordinated debt issued by comparable issuers, (b) is subordinated in right of payment to such Person's indebtedness, obligations and liabilities to the Bank under the Letter of Credit Documents pursuant to payment and subordination provisions satisfactory in form and substance to the Bank, and (c) is issued pursuant to loan documents having covenants and events of default that are satisfactory in form and substance to the Bank but that in no event are less favorable, including with respect to rights of acceleration, to the Borrower than the terms hereof.

         "Subsidiary" means, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time. Unless the context indicates otherwise, all references herein to Subsidiaries are references to Subsidiaries of the Borrower.

         "Tax Credit" means the tax credit granted by the County to the Borrower in the amount of $30,000 to be applied over a five-year period, as described in the Recitals hereof.

         "Tender Advance" has the meaning assigned to that term in Section 3.3 of this Agreement.

         "Tender Draft" has the meaning assigned to that term in the Letter of Credit.

         "Termination Date" means the last day a drawing is available under the Letter of Credit.

         "Trustee" means any Person or group of Persons at the time serving as trustee under the Indenture.

                                  ARTICLE II

                REPRESENTATIONS AND WARRANTIES OF THE BORROWER


         The Borrower represents and warrants to the Bank and the Issuer (which representations and warranties shall survive the delivery of the documents mentioned herein and the issuance of the Letter of Credit) that:

         2.1 Incorporation. Borrower is a corporation duly organized, existing and in good standing under the laws of State of Delaware, is qualified to do business and is in good standing in the State of Maryland, and has the power to own its properties and to carry on its business as now being conducted, and, is duly qualified and in good standing as a foreign entity to do business in every jurisdiction in which the failure to be so qualified would have a natural adverse effect on the business of the Borrower.

         2.2 Power and Authority. Borrower is duly authorized under all applicable provisions of law to execute, deliver and perform this Agreement, and all corporate action on its part required for the lawful execution, delivery and performance hereof has been duly taken; and this Agreement, upon the due execution and delivery hereof, will be the valid and binding obligation of Borrower enforceable in accordance with its terms subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally and to principles of equity, regardless of whether applied in a proceeding in equity or law. Neither the execution of this Agreement, nor the fulfillment of or compliance with its provisions and terms, will (a) conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a violation of or default under the Articles of Incorporation or Bylaws of the Borrower or any other organizational documents of Borrower or any Subsidiary, or any agreement or instrument to which Borrower or any Subsidiary is now a party or to the best knowledge of the Borrower any applicable law, regulation, judgment, writ, order or decree to which Borrower or any Subsidiary or any of their respective properties are subject, or (b) create any lien, charge or encumbrance upon any of the property or assets of the Borrower pursuant to the terms of any agreement or instrument to which the Borrower is a party or by which it or any of its properties, are bound, except pursuant to the Security Instruments and the MICRF Security Agreement.

         2.3 Financial Condition. The financial statement of Borrower for the fiscal year ending as of December 31, 1996, copies of which have been furnished to the Bank, are correct and complete in all material respects and fairly presents the financial condition of Borrower as at the dates of such financial statements and the results of its operations for such periods. The Borrower does not have any material direct or contingent liabilities as of the date of this Agreement which are not provided for or reflected in or referred to in such financial statements or in notes thereto. Such financial statements have been prepared in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis maintained throughout the period involved. There has been no material adverse change in the business, properties or condition, financial or otherwise, of Borrower since the date of the December 31, 1996 year end financial statement.


         2.4 Title to Assets. Borrower has good and marketable title to its properties and assets, including the properties and assets reflected in the financial statements and notes thereto described in Section 2.3 hereof, except for such assets as have been disposed of since the date of said financial statements in the ordinary course of business or as are no longer useful in the conduct of its businesses, and all such properties and assets are free and clear of all liens, mortgages, pledges, encumbrances or charges of any kind except liens reflected in such financial statements or otherwise now or hereafter permitted hereunder or pursuant hereto.

         2.5 Contingent Liabilities. Borrower has not guaranteed any obligations of others and is not, to the best of its knowledge, contingently liable in any manner for any repayment of any borrowings, direct or indirect, except as otherwise permitted hereunder or as disclosed in the financial statements and notes thereto described in Section 2.3 hereof or as otherwise disclosed to the Bank from time to time.

         2.6 Litigation. There are no pending or, to the best of its knowledge, threatened actions, suits or proceedings before any court, arbitrator or governmental or administrative body or agency which may materially adversely affect the properties, business or condition, financial or otherwise, of Borrower except as disclosed in the financial statements and notes thereto described in Section 2.3 or as otherwise disclosed to the Bank in writing from time to time.

         2.7 Taxes. Borrower has filed all tax returns required to be filed by it and all taxes due with respect thereto have been paid, and no controversy in respect of additional taxes, state, federal or foreign, of Borrower is pending, or, to the knowledge of Borrower, threatened, except as otherwise disclosed to the Bank in writing from time to time.

         2.8 Contract or Restriction Affecting Borrower. Borrower is not a party to nor is it bound by any contract or agreement or subject to any charter or other corporate restrictions, or subject to the renegotiation of any contract, which does or may materially and adversely affect the business, properties or condition, financial or otherwise, of Borrower, except for any contract, agreement or restrictions disclosed or reflected in the financial statements and notes thereto described in Section 2.3 hereof or as otherwise disclosed to the Bank from time to time.

         2.9 Trademark, Franchises and Licenses. Borrower owns, possesses, or has the right to use all necessary patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights and copyrights to conduct its businesses as now conducted, without known conflict with any patent, license, license, franchise, trademark, trade name, or copyright of any other Persons, except as disclosed to the Bank in writing from time to time.

         2.10 No Default. Borrower is not in default in the performance, observance or fulfillment of any of its material obligations, covenants or conditions contained in any agreement or instrument to which it is a party.

         2.11 Government Authority. Borrower has received the written approval of all federal, state, local and foreign governmental authorities, if any, necessary to carry out the terms of this Agreement, and no further governmental consents or approvals are required in the making or performance of this Agreement by the Borrower.

         2.12 No Untrue Statements. Neither this Agreement nor any reports, schedules, certificates, information, exhibits, agreements or instruments heretofore or simultaneously with the execution of this Agreement delivered to the Issuer, the Bank or the Trustee by Borrower in connection with the negotiation of this Agreement or the issuance and sale of the Bonds contains any material misrepresentation or untrue statement of any material fact or omits to state any material fact necessary to make this Agreement or any such reports, schedules, certificates, information, exhibits, agreements or instruments in light of the circumstances under which made or materially misleading.

         2.13 ERISA Requirements. Borrower has not incurred any material accumulated funding deficiency within the meaning of ERISA, or incurred any material liability to the Pension Benefit Agreement Corporation established under ERISA (or any successor thereto under ERISA) in connection with any employee pension benefit plan established or maintained by it or by any Person under common control with any of them (within the meaning of Section 414(c) of the Internal Revenue Code of 1986, as amended, or of Section 400(b) of ERISA), or in which employees of any of them are entitled to participate. No Reportable Event (as defined in ERISA) in connection with any such plan has occurred or is continuing, except as disclosed in writing to the Bank from time to time.

         2.14 Pollution and Environmental Control, Hazardous Substances. The Borrower has obtained all permits, licenses and other authorizations which are required under, and is in material compliance with, all Federal, state, and local laws and regulations relating to pollution, reclamation or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic materials or wastes into air, water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic substances, materials or wastes. Neither the Borrower, nor to the Borrower's best knowledge any previous owner of the Facility, has disposed of any hazardous substances on any portion of the Facility except as otherwise disclosed in the Environmental Report. As used in this subparagraph, "hazardous substances" shall have the meaning set forth in the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601, et seq., and the regulations adopted pursuant to such act.

         2.15 Facility. The construction and operation of the Facility, as described in the Plans, complies in all respects with presently existing or amended zoning and other land use restrictions affecting all or any portion of the Property, including without limitation any restrictive covenants.


        2.16 Labor Relations. The Borrower is not engaged in any unfair labor practice that could have a material adverse effect on the Borrower. There is (i) no significant unfair labor practice complaint pending against the Borrower, to the best knowledge of the Borrower, threatened against it, before the National Labor Relations Board, and no significant grievance or significant arbitration proceedings arising out of or under any collective bargaining agreement is so pending against the Borrower or, to the best knowledge of the Borrower, threatened against it, (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Borrower or, to the best knowledge of the Borrower, threatened against the Borrower and (iii) to the best knowledge of the Borrower, no union representation question existing with respect to the employees of the Borrower and, to the best knowledge of the borrower, no union organizing activities are taking place.

                                 ARTICLE III

                       REIMBURSEMENT AND OTHER PAYMENTS

         3.1 Letter of Credit. The Bank agrees, on the terms and conditions hereinafter set forth, to issue and deliver the Letter of Credit in favor of the Credit Facility Trustee in substantially the form of Exhibit A attached hereto upon fulfillment of the applicable conditions set forth in Article VII hereof. The Bank agrees that any and all payments under the Letter of Credit will be made with the Bank's own funds.

         3.2  Reimbursement and Other Payments.  Except as otherwise provided in
Section 3.3 below, the Borrower shall pay to the Bank:

              (a) on or before 3:00 P.M. on the date that any amount is drawn under the Letter of Credit, a sum (together with interest on such sum from the date such amount is drawn until the same is paid, at the rate per annum provided in clause (b) of this Section 3.2) equal to such amount so drawn under the Letter of Credit plus, to the extent permitted by applicable law, any and all reasonable charges and expenses which the Bank may pay or incur relative to the Letter of Credit;

              (b) on demand, interest on any and all amounts remaining unpaid by the Borrower when due hereunder from the date such amounts become due until payment thereof in full, at a fluctuating interest rate per annum equal at all times to the lesser of the then applicable Reimbursement Rate or the highest lawful rate permitted by applicable law;

              (c) on demand, any and all reasonable expenses incurred by the Bank in enforcing any rights under this Agreement and the other Security Instruments; and

              (d) on demand all charges, commissions, costs and expenses set forth in Sections 3.4, 3.5 and 3.9 hereof.

         3.3  Tender Advances.

              (a) If the Bank shall make any payment of that portion of the purchase price corresponding to principal and interest of the Bonds drawn under the Letter of Credit pursuant to a Tender Draft and the conditions set forth in Section 7.3 shall have been fulfilled, such payment shall constitute a tender advance made by the Bank to the Borrower on the date and in the amount of such payment (a "Tender Advance"); provided that if the conditions of said Section 7.3 have not been fulfilled, the amount so drawn pursuant to the Tender Draft shall be payable in accordance with the terms of Section 3.2(a) above. Notwithstanding any other provision hereof, the Borrower shall repay the unpaid amount of each Tender Advance, together with all unpaid interest thereon, on the earlier to occur of: (i) such date as any Bonds purchased pursuant to a Tender Draft are resold as provided in paragraph 3.3(d) hereof; (ii) on the date one year following the date of such Tender Advance; or (iii) the Termination Date. The Borrower may prepay the outstanding amount of any Tender Advance in whole or in part, together with accrued interest to the date of such prepayment on the amount prepaid. The Borrower shall notify the Bank prior to 11:00 A.M. Charlotte, North Carolina time on the date of such prepayment of the amount to be prepaid.

                  (b) The Borrower shall pay interest on the unpaid amount of each Tender Advance from the date of such Tender Advance until such amount is paid in full, payable monthly, in arrears, on the first day of each month during the term of each Tender Advance and on the date such amount is paid in full, at a fluctuating interest rate per annum in effect from time to time equal to the Prime Rate, provided that the unpaid amount of any Tender Advance which is not paid when due shall bear interest at the lower of the then applicable Reimbursement Rate or the highest rate permitted by applicable law, payable on demand and on the date such amount is paid in full.

                  (c) Pursuant to the Pledge Agreement the Borrower has agreed that, in accordance with the terms of the Indenture, Bonds purchased with proceeds of any Tender Draft shall be delivered by the Tender Agent to the Bank or its designee to be held by the Bank or its designee in pledge as collateral securing the Borrower's payment obligations to the Bank hereunder. Bonds so delivered to the Bank or its designee shall be registered in the name of the Borrower, as provided for in Section 3 of the Pledge Agreement.

                  (d) Prior to or simultaneously with the resale of Pledged Bonds, the Borrower shall prepay the then outstanding Tender Advances (in the order in which they were made) by paying to the Bank an amount equal to the sum of (i) the amounts advanced by the Bank pursuant to the corresponding Tender Drafts relating to such Bonds, plus (ii) the aggregate amount of accrued and unpaid interest on such Tender Advances. Such payment shall be applied by the Bank in reimbursement of such drawings (and as prepayment of Tender Advances resulting from such drawings in the manner described above), and, upon receipt by the Bank of a certificate completed and signed by the Trustee in substantially the form of Annex F to the Letter of Credit, the Borrower irrevocably authorizes the Bank to rely on such certificate and to reinstate the Letter of Credit in accordance therewith. Funds held by the Tender Agent as a result of sales of the Pledged Bonds by the Remarketing Agent shall be paid to the Bank by the Tender Agent to be applied to the amounts owing by Borrower to the Bank pursuant to this paragraph (d). Upon payment to the Bank of the amount of such Tender Advance to be prepaid, together with accrued interest on such Tender Advance to the date of such prepayment on the amount to be prepaid, the principal amount outstanding of Tender Advances shall be reduced by the amount of such prepayment and interest shall cease to accrue on the amount prepaid.

         3.4  Commission and Fees.

              (a) The Borrower shall pay to the Bank a fee or commission at the rate of 1.0% per annum on the amount to be drawn under the Letter of Credit (computed on the date that such commission is payable) from and including the date of issuance of the Letter of Credit until the Termination Date, payable: (i) as to the first year of the initial period for which the Letter of Credit is issued ending May 15, 1998, on such date of issuance; and (ii) thereafter payable annually in advance on May 15th of each year.

              (b) The Borrower shall pay to the Bank, upon transfer of the Letter of Credit in accordance with its terms, a fee of $1,000.

              (c) The Borrower shall pay to the Bank, upon each drawing upon the Letter of Credit in accordance with its terms, a fee of $100 per drawing.

              (d) The Borrower shall pay to the Bank upon any substitution of the Letter of Credit with another Credit Facility (for a reason other than termination of the Letter of Credit by the Bank in accordance with Section 3.10 hereof), a substitution fee equal to $1,000.

         3.5 Increased Costs Due to Change in Law. In the event of any change in any existing or future law, regulation, ruling or other interpretation having influence over the Bank which shall either: (a) impose, modify or make applicable any reserve, special deposit, capital requirement, assessment or similar requirement against the Letter of Credit; or (b) impose on the Bank any other condition regarding the Letter of Credit, and the result of any event referred to in clause (a) or (b) above shall be to increase the cost (including a reasonable allocation of resources) or decrease the yield to the Bank of issuing or maintaining the Letter of Credit (which increase in cost shall be the result of the Bank's reasonable allocation of the aggregate of such cost increases or yield decreases resulting from such events), then, upon demand by the Bank, the Borrower shall immediately pay to the Bank, from time to time as specified by the Bank, additional amounts which shall be sufficient to compensate the Bank for such increased cost or decreased yield. A statement of charges submitted by the Bank shall be conclusive, absent manifest error, as to the amount owed.

         3.6 Computation. All payments of interest, commission and other charges under this Agreement shall be computed on the per annum basis of a year of 360 days and calculated for the actual number of days elapsed.

         3.7 Payment Procedure. All payments made by the Borrower under this Agreement shall be made to the Bank in lawful currency of the United States of America and in immediately available funds at the Bank's office in Charlotte, North Carolina before 12:00 Noon (Charlotte, North Carolina time) on the date when due, except that the time for payments made pursuant to Section 3.2(a) shall be on or before 3:00 p.m.

         3.8 Business Days. If the date for any payment hereunder falls on a day which is not a Business Day, then for all purposes of this Agreement the same shall be deemed to have fallen on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payments of interest or commission, as the case may be.

         3.9 Reimbursement of Expenses. Borrower will pay all reasonable legal fees (computed without regard to any statutory presumption) incurred by the Bank in connection with the preparation, and delivery of this Agreement, the Letter of Credit, the Security Instruments, any and all other execution agreements and transactions contemplated hereby and thereby, by the Bond Documents (including any amendments hereto or thereto or consents or waivers hereunder or thereunder) and by the MICRF Documents, and will also pay all fees, charges or taxes for the recording or filing of Security Instruments. The Borrower will also pay for all reasonable out-of-pocket expenses of the Bank in connection with the administration of the Letter of Credit, this Agreement and the Security Instruments. The Borrower will, upon request, promptly reimburse the Bank for all amounts expended, advanced or incurred by the Bank to collect or satisfy any obligation of the Borrower under this Agreement or any Security Instrument, or to enforce the rights of the Bank under this Agreement or any Security Instrument, which amounts will include, without limitation, all court costs, reasonable attorneys' fees, fees of auditors and accountants and investigation expenses incurred by the Bank in connection with any such matters.

         3.10 Extension of Expiration Date; Substitution of Another Credit Facility. The Bank hereby agrees that the Letter of Credit shall automatically be extended for successive one-year terms from the then applicable Expiration

Date unless (i) the Bank shall have notified the Borrower and the Trustee in writing at least 120 days prior to the Expiration Date, as extended from time to time pursuant to Section 3.10, that the Bank will not extend such applicable Expiration Date or (ii) the Letter of Credit is otherwise terminated in accordance with its terms. In the event that another Credit Facility is substituted for the Letter of Credit for a reason other than termination by the Bank in accordance with this Section 3.10, the Borrower shall pay a substitution fee of $1,000, as provided in Section 3.4(d) hereof.

         3.11 Obligations Absolute. The obligations of the Borrower under this Agreement shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including, without limitation, the following circumstances:

              (a) any lack of validity or enforceability of the Letter of Credit, the Bonds, any of the other Bond Documents, any of the Security Instruments or any other agreement or instrument related thereto;

              (b) any amendment or waiver of or any consent to departure from the terms of the Letter of Credit, the Bonds, any of the other Bond Documents, any of the Security Instruments or any other agreement or instrument related thereto;

              (c) the existence of any claim, set off, defense or other right which either the Borrower or the Issuer may have at any time against the Credit Facility Trustee, any beneficiary or any transferee of the Letter of Credit (or any Person for whom the Credit Facility Trustee, any such beneficiary or any such transferee may be acting), the Bank or any other Person, whether in connection with this Agreement, the Security Instruments, the Letter of Credit, the Bond Documents, the Facility or any unrelated transaction;

              (d) any statement, draft or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect, or any statement therein being untrue or inaccurate in any respect whatsoever, provided the Company shall be under no obligation to make any payment hereunder resulting from the Bank's negligence in accepting any such forged or fraudulent draft or document; or

              (e) the surrender or impairment of any security for the performance or observance of any of the terms of this Agreement.

                                  ARTICLE IV


                                   SECURITY

         4.1 Security. As security for the full and timely payment and performance by the Borrower of the Borrower's Obligations, the Borrower shall on the date hereof deliver to the Bank the Security Instruments, conveying to the Bank duly perfected liens upon and security interests in the Collateral related thereto, subject only to Permitted Liens.

         As additional security for the Borrower's Letter of Credit Obligations, the Borrower hereby assigns and pledges to the Bank, its successors and assigns, and grants to the Bank, its successors and assigns, a continuing security interest in and lien on the following:

              (a) The interest of the Borrower in the Facility Fund (as defined in the Indenture), in the Bond Fund (as defined in the Indenture) and in all subaccounts created and maintained under any of such funds.

              (b) The interest of the Borrower in any and all funds, securities, instruments, documents, and other property which are at any time paid to, deposited with, under the control of, or in the possession of the Bank or any of its agents, branches, affiliates, correspondents or others acting on its behalf (this security interest and lien is intended to be in addition to any right of set-off or banker's lien that the Bank may otherwise enjoy under applicable law).

              The Borrower agrees, that with respect to the security described in this Section, the Bank, its successors and assigns, shall have all of the rights and remedies of a secured party under the Maryland Uniform Commercial Code; provided, however, that Borrower shall nevertheless be free to withdraw from time to time or otherwise obtain access to any of the funds described in subparagraph (a) above (other than the funds pledged under the Pledge Agreement), except upon the occurrence of an Event of Default which has occurred and is continuing.

              [4.2       THIS SECTION INTENTIONALLY DELETED.]

         4.3 Casualty and Liability Insurance Required. The Borrower will keep the Collateral continuously insured against such risks as are customarily insured against by businesses of like size and type engaged in the same or similar operations including, without limiting the generality of any other covenants contained herein or in the Bond Documents or Security Instruments:

              (a) casualty insurance on the Collateral in an amount not less than the full insurable value thereof, against loss or damage by theft, fire and lightning and other hazards ordinarily included under uniform broad form standard extended coverage policies, limited only as may be provided in the standard form of extended coverage endorsement at the time in use in the State of Maryland;


              (b) general comprehensive liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Collateral (such coverage to include provisions waiving subrogation against the Bank) in amounts not less than $1,000,000 with respect to bodily injury to any one person, $1,000,000 with respect to bodily injury to two or more persons in any one accident and $1,000,000 with respect to property damage resulting from any one occurrence;

              (c) liability insurance with respect to the operation of its facilities under the workers' compensation laws of the State of Maryland;

              (d) business interruption insurance with respect to a material interruption in the operation of its facilities; and

              (e) if at any time the Facility is in an area that has been identified by the Secretary of Housing and Urban Development as having special flood and mudslide hazards, the Borrower shall purchase and maintain a flood insurance policy satisfactory to the Bank.

provided, however, that the insurance so required may be provided by blanket policies now or hereafter maintained by the Borrower.

     4.4 General Requirements Applicable to Insurance.

              (a) Each insurance policy obtained in satisfaction of the requirements of Section 4.3 hereof:

                  (i)       shall be by such insurer (or insurers) as shall
                        be financially responsible, qualified to do in the State, and of recognized standing;

                  (ii)      shall be in such form and have such provisions
                         (including, without limitation, the loss payable clause, the waiver of subrogation clause, if any, the deductible amount, if any, and the standard mortgagee endorsement clause), as are generally considered standard provisions for the type of insurance involved and are acceptable in all respects to the Bank and the Issuer;

                  (iii)     shall prohibit cancellation or substantial
                         modification, termination or lapse in coverage by the insurer without at least 30 days prior written notice to the Bank and the Issuer; and

                  (iv)      without limiting the generality of the foregoing,
                         all insurance policies carried on the Collateral shall name the Bank, FUNBMD, the Hedge Counterparty,

                         the Issuer and the Borrower as loss payees and a parties insured thereunder, as the interests may appear, and any loss thereunder shall be made payable and shall be applied as provided in Section 4.8 hereof).

              (b) Prior to expiration of any such policy, the Borrower shall furnish the Bank and the Issuer with evidence satisfactory to the Bank that the policy or certificate has been renewed or replaced or is no longer required by this Agreement.

         4.5 Advances by Bank. In the event the Borrower shall fail to maintain, or cause to be maintained, (i) the full insurance coverage required pursuant to Section 4.3 or (ii) the Collateral in good repair and good operation condition, the Bank may (but shall be under no obligation to), after 10 days written notice to the Borrower and the Issuer and the failure of the Borrower to obtain the required insurance or to commence (and complete with due diligence) the making of the required repairs, renewals and replacements, contract for the required policies of insurance and pay the premiums on the same or make any required repairs, renewals and replacements; and the Borrower agrees to reimburse the Bank to the extent of the amounts so advanced with interest thereon at a rate per annum equal to the then applicable Reimbursement Rate or the maximum rate permitted by law, whichever is lower, from the date of advance to the date of reimbursement. Any amounts so advanced by the Bank shall become an additional obligation of the Borrower secured by the Security Instruments.

         4.6 Borrower to Make up Deficiency in Insurance Coverage. The Borrower agrees to the extent that the Borrower shall not carry insurance required by
Section 4.3 hereof, it shall pay promptly to the Bank, for application in accordance with the provisions of Section 4.8(b)(ii) hereof, such amount as would have been received as Net Proceeds (as hereinafter defined) by the Bank, under the provisions of Section 4.8(b)(ii) hereof had such insurance been carried to the extent required.

         4.7 Eminent Domain. In the event that title to, or the temporary use of, the Collateral or any part thereof shall be taken by Eminent Domain, the Net Proceeds received as a result of such Eminent Domain shall be applied as provided in Section 4.8(b) hereof.

         4.8  Application of Net Proceeds of Insurance and Eminent Domain.

              (a) The Net Proceeds of the insurance carried pursuant to the provisions of Sections 4.3(c), 4.3(d) and, if practicable, 7.1(c) hereof shall be applied by the Borrower toward extinguishment of the defect or claim or satisfaction of the liability with respect to which such insurance proceeds may be paid.

              (b) The Net Proceeds of the insurance carried with respect to the Collateral pursuant to the provisions of Sections 7.1(c) (if not applied pursuant to clause (a) of this Section 4.8), 4.3(a) and 4.3(b) hereof (excluding the Net Proceeds of any business interruption insurance, which shall be paid to the Borrower), and the Net Proceeds resulting from Eminent Domain shall be paid and applied as follows:

              (i)        if Bonds shall then be outstanding under the
                  Indenture and no drawing under the Letter of Credit shall theretofore have been presented which has not been reimbursed by the Borrower (other than a Tender Advance), or if the obligations under the Note are then outstanding and no Event of Default has occurred hereunder or under the Note and is then continuing, then in the manner and at the times provided therefor in Section 6.8 of the Loan Agreement, provided, however, that in the event the Borrower wishes to rebuild or replace any portion of the Facility pursuant to Section 6.8(b)(ii) of the Loan Agreement, any such rebuilding or replacement is subject to the approval of the Bank; and

             (ii)        in all other cases, to the payment or reduction,
                  as the case may be, of the obligations of the Borrower and the Issuer hereunder, with such allocations to principal, interest, commissions, charges and expenses as the Bank may elect.

         4.9 Parties to Give Notice. In case of any material damage to or destruction of all or any part of the Collateral, the Borrower shall give prompt notice thereof to the Bank. In case of a taking or proposed taking of all or any part of the Collateral or any right therein by Eminent Domain, the Borrower shall give prompt notice to the Bank and the Issuer. Each such notice shall describe generally the nature and extent of such damage, destruction, taking, loss, proceeding or negotiations.

                                  ARTICLE V

                            AFFIRMATIVE COVENANTS

     Until all the obligations of the Borrower hereunder to be performed and paid shall have been performed and paid in full, and for so long as the Letter of Credit shall be outstanding, the Borrower covenants and agrees that, unless the Bank and the Issuer consent otherwise in writing:

         5.1 Repayment of Obligations. The Borrower will promptly repay the payment obligations of the Borrower hereunder and under the Security Instruments when due, according to the terms of this Agreement and the Security Instruments.

         5.2 Performance Under Reimbursement Agreement and Security Instruments. The Borrower will, and will cause each of its Subsidiaries to, perform all obligations required to be performed by each of them under the terms of this Agreement, the Security Instruments, the Revolving Credit Documents and any other agreements now or hereafter existing or entered into between the Borrower, its Subsidiaries and the Bank, subject to any applicable notice and cure provisions contained therein.

         5.3 Financial and Business Information about the Borrower. The Borrower shall cause to be delivered to the Bank:

             (a) Quarterly Financial Statements. As soon as available and in any event within 50 days after the end of each quarter of each fiscal year of the Guarantor, a consolidated and consolidating balance sheet of the Guarantor and all Consolidated Subsidiaries as of the end of such fiscal quarter (with all supporting schedules), the related consolidated and consolidating statements of income and cash flows of the Guarantor and all Consolidated Subsidiaries for such quarter, and a profit and loss statement of the Guarantor and its Consolidated Subsidiaries, setting forth in each case in comparative form the figures for the corresponding quarter of the Guarantor's previous fiscal year, all certified (subject to normal year-end audit adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or chief accounting officer of the Borrower.

             (b) Annual Financial Statements. As soon as available and in any event within 120 days after the end of each fiscal year of the Guarantor, a consolidated and consolidating balance sheet of the Guarantor and all Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated and consolidating statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by an opinion thereon by Coopers & Lybrand or other independent public accountants satisfactory to the Bank, which opinion shall not be qualified as to the scope of the audit and which shall state that such consolidated financial statements present fairly the consolidated financial position of the Guarantor and its Consolidated Subsidiaries as of the date of such financial statements and the results of their operations for the period covered by such financial statements in conformity with Generally Accepted Accounting Principles applied on a Consistent Basis (except for changes in the application of which such accountants concur) and shall not contain any "going concern" or like qualification or exception or qualification arising out of the scope of the audit.

              (c) Officer's Certificate. Simultaneously with the delivery of each set of financial statements referred to in subsections (a) and (b) above, a certificate of the chief financial officer or chief accounting officer of the Guarantor, (i) stating whether there exists on the date of such certificate any Event of Default and, if any Event of Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto, and (ii) stating whether, since the date of the most recent previous delivery of financial statements pursuant to subsections (a) and (b) of this Section, there has been any material adverse change in the condition (financial or otherwise), results of operations, properties, assets, business or prospects of the Borrower or the Guarantor, or of the Borrower, the Guarantor and all Consolidated Subsidiaries, considered as a whole, and, if so, the nature of such material adverse change.

              (d) Accountant's Certificate. Simultaneously with the delivery of each set of financial statements referred to in subsection (a) above, a statement of the firm of independent public accountants which reported on such statements as to whether anything has come to their attention to cause them to believe that any Event of Default existed on the date of such statements and whether the Borrower is in compliance with the Financial Covenants and confirming the statements set forth in the officer's certificate delivered simultaneously therewith pursuant to subsection (c) above.

              (e) Event of Default. Forthwith upon the occurrence of any Event of Default, a certificate of the chief financial officer or chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto.

              (f) Litigation. As soon as reasonably practicable after obtaining knowledge of the commencement of, or of a material threat of the commencement of, an action, suit, proceeding or investigation against the Borrower or any of its Subsidiaries which could materially adversely affect its condition (financial or otherwise), the Collateral, results of operations, properties, assets, business or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole, or could otherwise have a Material Adverse Effect or which in any manner questions the validity of this Agreement or any of the other transactions contemplated hereby or thereby, an explanation of the nature of such pending or threatened action, suit, proceeding or investigation and such additional information as may be reasonably requested by the Bank.

              (g) Auditors' Management Letters. Promptly upon receipt thereof, copies of each report submitted to the Borrower or any of its Consolidated Subsidiaries by independent public accountants in connection with any annual, interim or special audit made by them of the books of the Borrower or any of its Consolidated Subsidiaries including, without limitation, each report submitted to the Borrower or any of its Consolidated Subsidiaries concerning its accounting practices and systems and any final comment letter submitted by such accountants to management in connection with the annual audit of the Borrower and its Consolidated Subsidiaries.

              (h) Tax Returns. Within 30 days after filing, copies of (i) all federal, state and local income tax returns filed by the Borrower or any

     Subsidiary, (ii) all quarterly reports by the Borrower or any Subsidiary on Form 941, and (iii) all annual FUTA tax returns of the Borrower or any Subsidiary.

              (i) ERISA Matters. If and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment-or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could reasonably be expected to result in the imposition of a lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take.

              (j) Environmental Matters. Promptly, upon receipt of any complaint, order, citation, notice or other written communication from any Person with respect to, or upon the Borrower's obtaining knowledge of, (i) the existence or alleged existence of a violation of any applicable Environmental Law in connection with any property now or previously owned, leased or operated by the Borrower or any of its Subsidiaries, (ii) any release on such property or any part thereof in a quantity that is reportable under any applicable Environmental Law and (iii) any pending or threatened proceeding for the termination, suspension or non-renewal of any permit required under any applicable Environmental Law, in each case in which there is a reasonable likelihood of an adverse decision or determination which could result in a Material Adverse Effect.

              (k) Other Information. From time to time such additional financial or other information regarding the condition (financial or otherwise), results of operations, properties, assets, business or prospects of the Borrower or any of its Subsidiaries as the Bank may reasonably request.

         5.4 Notice of Certain Events. The Borrower shall promptly, after any officer of the Borrower learns or obtains knowledge of the occurrence thereof, give written notice to the Bank of:

              (a) any written notice of a violation received by the Borrower or any of its Subsidiaries from any governmental regulatory body or law enforcement authority which, if such violation were established, would have a Material Adverse Effect on the business of the Borrower or any of its Subsidiaries or the value of the Collateral;

              (b) any labor controversy that has resulted in a strike or other work action materially affecting the Borrower or any of its Subsidiaries;

              (c) any attachment, uninsured judgment, lien, levy or order in an amount exceeding $50,000 (other than Permitted Liens) that may be placed on or assessed against or threatened against the Borrower, any of its Subsidiaries, the Guarantor or the Collateral;

              (d) any other matter that has resulted in a Material Adverse Effect on the financial condition of the Borrower and its Subsidiaries as a whole or the Guarantor;

              (e) the removal of inventory, other than by consumption or sale in the ordinary course of business, from the places where inventory is located on the date hereof to other places, with information as to the new places where such inventory shall be maintained;

              (f) the acquisition or leasing of material items of new equipment, or the removal of material items of equipment from the places where such items or equipment is located on the date hereof to other places, with information as to the places such new or removed equipment shall be maintained;

             (g) the acquisition or leasing by the Borrower or any of its Subsidiaries of any material additional real property, or the transfer or termination of tenancy of any material existing personal or real property, and the Borrower shall, if requested by the Bank, deliver such other information relating to any such acquisition, leasing, transfer or termination of tenancy as the Bank may reasonably request;

             (h) any material changes, additions or deletions as to the material contracts of the Borrower or its Subsidiaries, which changes, additions or deletions result in a change to the contract amount in excess of $500,000; and

             (i) any breach or violation of or noncompliance with any covenant or condition of this Agreement.

         5.5 Payment of Obligations. The Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, as the same shall become due and payable, (a) all their respective obligations and liabilities, including all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons which, in any such case, if unpaid, might by law give rise to a lien upon any of their properties or assets, and (b) all lawful taxes, assessments and charges or levies made upon their properties or assets, by any governmental body, agency or official, except where any of the items in clause (a) or (b) of this Section 5.2 may be diligently contested in good faith by appropriate proceedings and the Borrower or such Subsidiary shall have set aside on its books, if required under generally accepted accounting principles, appropriate reserves for the accrual of any such items.

         5.6 Maintenance of Property; Insurance.

             (a) Maintenance of Properties. The Borrower will keep, and will cause each of its Subsidiaries to keep, all property, including the Collateral, useful and necessary in their respective businesses in good working order and condition, subject to ordinary wear and tear.

             (b) Insurance. The Borrower will maintain, and will cause each of its Subsidiaries to maintain, insurance with financially sound and responsible companies in such amounts (and with such risk retentions) and against such risks as is usually carried by owners of similar businesses and properties in the same general areas in which the Borrower and its Subsidiaries operate. The Borrower will deliver to the Bank and the Issuer upon request from time to time full information as to the insurance carried.

         5.7 Conduct of Business and Maintenance of Existence. The Borrower will continue, and will cause each of its Subsidiaries to continue, to engage in business of the same general type as now conducted by the Borrower and its Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each of its Subsidiaries to preserve, renew and keep in full force and effect, their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section shall prohibit the merger of a Subsidiary into the Borrower or the merger or consolidation of a Subsidiary with or into another Person if the corporation surviving such consolidation or merger is a Subsidiary and if, in each case, after giving effect thereto, no Event of Default shall have occurred.

         5.8 Compliance with Laws. The Borrower will comply, and will cause each of its Subsidiaries to comply, with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws, ERISA and the rules and regulations thereunder)

except (a) where the necessity of compliance therewith is contested in good faith by appropriate proceedings or (b) where noncompliance could not reasonably be expected to have a Material Adverse Effect.

         5.9 Accounting; Inspection of Property, Books and Records. The Borrower will keep, and will cause each of its Subsidiaries to keep, proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles shall be made of all dealings and transactions in relation to their respective businesses and activities, will maintain, and will cause each of its Subsidiaries to maintain, their respective fiscal reporting periods on the present basis and will permit, and will cause each of its Subsidiaries to permit, representatives of the Bank and the Issuer to visit and inspect any of their respective properties, to examine and make copies from any of their respective books and records and to discuss their respective affairs, finances and accounts with their officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

         5.10 Information about the Facility. Upon request by the Bank (and in any event no later than the first advance of Loan proceeds for construction costs), the Borrower will furnish to the Bank in form satisfactory to the Bank,
(a) a copy of the construction contract with the general contractor who shall construct the Facility; (b) architect's or engineer's certification that all work has been done and materials installed in compliance with plans and specifications; (c) a complete set of plans and specifications of the Facility, which plans and specifications are to be in full compliance with all building codes and local ordinances; and (d) proof as to payment of construction bills, lien waivers, inspection reports, statements showing itemization of present and prospective expenditures, a statement of items due and unpaid, and, if applicable, a list of items necessary for completion of the Facility.

         5.11 Taxes and Liens. The Borrower shall promptly pay, or cause to be paid, all taxes, assessments or other governmental charges which may lawfully be levied or assessed upon the income or profits of the Borrower or upon any property, real, personal or mixed, belonging to the Borrower or upon any part thereof, and also any lawful claims for labor, material and supplies which, if unpaid, might become a lien or charge against any such property; provided, however, the Borrower shall not be required to pay or cause to be paid any such tax, assessment, charge, levy or claim so long as the validity thereof shall be actively contested in good faith by proper proceedings and, if requested by the Bank, reserves with respect thereto acceptable to the Borrower's independent certified public accountants shall be established and maintained; but provided further that any such tax, assessment, charge, levy or claim shall be paid forthwith upon the commencement of proceedings to foreclose any lien securing the same unless a surety bond satisfactory to the Bank is obtained and delivered to the Bank.

         5.12 Comply with ERISA. The Borrower and its Consolidated
Subsidiaries shall at all times make prompt payment of contributions required to meet the minimum funding standards set forth in ERISA with respect to any employee benefit plan; promptly after the filing thereof, furnish to the Bank copies of any annual report required to be filed under ERISA in connection with each employee benefit plan; not withdraw from participation in, permit the termination or partial termination of, or permit the occurrence of any other event with respect to any employee benefit plan that could result in liability to the Pension Benefit Guaranty Corporation; notify the Bank as soon as practicable of any "reportable event" (as defined in Section 4043(b) of ERISA) and of any additional act or condition arising in connection with any employee benefit plan which the Borrower or any of its Subsidiaries believe might constitute grounds for the termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States district court of a trustee to administer such plan; and furnish to the Bank upon the Bank's request, such additional information about any employee benefit plan as may be reasonably requested. Neither the Borrower nor any of its Subsidiaries will permit the occurrence of any "prohibited transaction" (as defined in ERISA).

                                      ARTICLE VI

                                  NEGATIVE COVENANTS

         Until all the obligations to be performed and paid hereunder shall have been performed and paid in full, and for so long as the Letter of Credit shall be outstanding, unless the Bank and the Issuer shall otherwise consent in writing, the Borrower will not, and will not permit any Subsidiary to, either directly or indirectly:

     6.1 Restriction on Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of the Borrower or any such Subsidiary whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with recourse to the Borrower or any of its Subsidiaries) or assign any right to receive income, or file or permit the filing of any financing statement under the Uniform Commercial Code as in effect in any applicable jurisdiction or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this Section shall not prevent the creation, incurrence, assumption or existence of the Permitted Liens.

         6.2 Limitation on Guarantees. Neither the Borrower nor any of its Subsidiaries shall guarantee any debt of any Person or Persons.

         6.3 No Voluntary Prepayment of Subordinated Debt and Long Term Debt. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, redeem, retire, purchase, acquire, defease or otherwise make any payment with respect to the principal of any Long Term Debt at a date in advance of its legal obligations to do so.

         6.4 Change of Management. The Borrower will not make any material change of management.

         6.5 Change in Fiscal Year. The Borrower shall not, without the Bank's prior consent, change its fiscal year.

         6.6 Transactions with Other Persons. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement with any Person whereby any of them shall agree to any restriction on the right of the Borrower or any of its Subsidiaries to amend or waive any of the provisions of this Agreement or any other Letter of Credit Document.

                                 ARTICLE VII

                  CONDITIONS TO ISSUANCE OF LETTER OF CREDIT

         7.1 Conditions on Issuance. On or prior to the date hereof, the Borrower shall have furnished to the Bank and the Issuer, in form satisfactory to the Bank and the Issuer, the following:

              (a) two executed counterparts of this Agreement;

              (b) executed counterparts of each of the Bond Documents (except for the Note and the Bonds, as to which a specimen copy may be delivered) and the Security Instruments;

              (c) a mortgagee title insurance commitment dated the date of this Agreement, together with evidence that all premiums for such commitment have been paid and that a conforming policy will be issued, which policy shall: (i) be in an amount not less than

         $3,000,000; (ii) ensure that the Deed of Trust creates a valid first lien on the property covered by such Deed of Trust free and clear of all defects and encumbrances (except those acceptable to the Bank);
         (iii) name the Bank and the Issuer and the other beneficiaries thereunder as insured parties thereunder; (iv) be the form of ALTA Loan Policy-1992 (amended 10-17-92) or other form approved by the Bank and the Issuer; and (v) contain such endorsements and effective coverage as the Bank and the Issuer may reasonably request;

              (d) a physical survey containing maps or plats of the perimeter or boundaries of the Facility certified to the Bank, the Issuer and the title insurance company, in a manner acceptable to each of them, dated a date satisfactory to the Bank, the Issuer and the title insurance company, by an independent professional licensed land surveyor satisfactory to the Bank and the title insurance company, which survey shall indicate the following: (i) the locations on such site of all the buildings, structures and other improvements and the established building setback lines insofar as the foregoing structures and other improvements and the established building setback lines insofar as the foregoing affect the perimeter or boundary of such property; (ii) the lines of streets abutting the site and width thereof; (iii) all access and other easements appurtenant to the site or necessary or desirable to use the site; (iv) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the site or otherwise known to the surveyor; (v) any encroachment on any adjoining property by the building structures and improvements on the site; and (vi) if the site is described as being on a filed map, a legend relating the survey to said map, all informed satisfactory to the Bank and the Issuer; together with certification from an independent professional licensed land surveyor satisfactory to the Bank and the Issuer as to the location of the Facility or any property covered by the Deed of Trust in any "special flood hazard" area within the meaning of the Federal Flood Disaster Protection Act of 1973, or such other form of survey acceptable to the Bank and the Issuer;

              (e) evidence of compliance with the insurance requirements contained herein (upon which there shall be affixed appropriate mortgage, loss payee and/or additional insured clauses);

              (f) opinions dated the date hereof addressed to, and in form and substance acceptable to, the Bank and the Issuer, from the Issuer's counsel and Bond Counsel, as to such matters as the Bank and the Issuer may reasonably require;

              (g) an opinion of counsel for the Borrower and the Guarantor dated the date hereof addressed to the Bank and the Issuer, and substantially in the form attached hereto as Exhibit B, or otherwise in form and substance reasonably acceptable to, the Bank;

              (h) a certified copy of the Borrower's corporate resolutions and the Guarantor's corporate resolutions authorizing the execution and delivery of the Letter of Credit Documents, the Bond Documents, the Hedge Documents, the MICRF Documents and the County Documents;

              (i) (1) a copy of the Certificate of Incorporation of the Borrower and the Guarantor and (2) certificates dated no earlier than 30 days prior to the date of issuance of the Bonds of the Maryland State Department of Assessments and Taxation as to the good standing of the Borrower and of the Secretary of State for the State of Delaware as to the good standing of the Borrower and the Guarantor;

              (j) an opinion from Miles & Stockbridge and Chewanney A. Brown, Esquire, Co-Bond Counsel, or a letter in substantially the form of Exhibit C hereto consenting to the Bank's reliance on certain opinions delivered by such counsel in form and substance satisfactory to the

         Bank and its counsel;

              (k) copies of all governmental approvals required in connection with the issuance of the Bonds and the Facility, including resolutions of the Issuer and the County authorizing the issuance of the Bond;

              (l) evidence of payment to the Bank of the initial annual letter of credit commission pursuant to Section 3.4 of this Agreement;

              (m) evidence satisfactory to the Bank and the Issuer that any documents (including, without limitation, financing statements) required to be recorded or filed in order to create, in favor of the Bank, a perfected lien on and security interest in all real and personal property covered by the Deed of Trust and the Security Agreement have been properly (or will be promptly) recorded or filed in each office in each jurisdiction required in order to create, in favor of the Bank, a perfected lien on and security interest in the respective Collateral described therein; and the Bank and the Issuer shall have received evidence of all such recordation and acknowledgment copies of all such filings (or, in lieu thereof, the Bank and the Issuer shall have received other evidence satisfactory to the Bank and the Issuer that all such filings have been or will be made), and the Bank and the Issuer shall have received evidence that all necessary recordation and filing fees and all documentary taxes and other expenses related to such filings or recordations have been or will be paid in full;

              (n) an executed counterpart of the Commitment Letter;

              (o) the Environmental Report and a reliance letter from the company which prepared the Environmental Report authorizing the Bank and the Issuer to rely upon the Environmental Report to the same extent as if the Environmental Report had been addressed to the Bank and the Issuer, and such additional reports and remediation (if applicable) as the Bank may require;

              (p) the appraisal described in the Commitment Letter, together with all other documents and information relating to the Facility as specifically set forth in the Commitment Letter (including, without limitation, Schedule A attached thereto);

              (q) an executed counterpart of the Guaranty;

              (r) a copy of the resolution passed by the County indicating its approval of the MICRF Loan, the County Loan and the Tax Credit, which approval of the MICRF Loan and the Tax Credit shall be subject only to the expiration of a 60-day referendum period.;

              (s) evidence satisfactory to the Bank that (i) the County has approved substantially final forms of all MICRF Documents, all County

         Document and the Subordination Agreement, and (ii) the County Loan will be fully funded by August 31, 1997;

              (t) evidence satisfactory to the Bank that (i) the Maryland Board of Public Works has approved the MICRF Loan and the MICRF Loan Documents, and (ii) the MICRF Loan will be fully funded no later than August 31, 1997;

              (u) executed counterparts of all Hedge Documents;

              (v) executed counterparts of each Landlord's Waiver; and

              (w) such other documents, instruments and certifications as the Bank or the Issuer may reasonably require.

         7.2  Additional Conditions Precedent to Issuance of the Letter of
Credit.

              (a) The obligation of the Bank to the Letter of Credit shall be subject to the further conditions precedent that on the date of issuance the following statements shall be true and the Bank and the Issuer shall have received a certificate signed by an authorized officer of the Borrower, dated the date of issuance, stating that:

                  (i)        The representations and warranties contained in
                       Article II of this Agreement, Section 2.2 of the Loan Agreement, and in the Security Instruments are correct in all material respects on and as of the date of issuance of the Letter of Credit as though made on and as of such date; and

                 (ii)        No event has occurred or would result from the
                       issuance of the Letter of Credit, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both; and

              (b) there shall have been no introduction of or change in, or in the interpretation of, any law or regulation that would make it unlawful or unduly burdensome for the Bank to issue the Letter of Credit, no outbreak or escalation of hostilities or other calamity or crisis affecting the Bank, no suspension of or material limitation on trading on the New York Stock Exchange or any other national securities exchange, no declaration of a general banking moratorium by United States or North Carolina banking authorities, and no establishment of any new restrictions on transactions in securities or on banks materially affecting the free market for securities or the extension of credit by banks.


         7.3 Condition Precedent to Each Tender Advance. Each payment made by the Bank under the Letter of Credit pursuant to a Tender Draft shall constitute a Tender Advance hereunder only if on the date of such payment the following statements shall be true:

                 (i)         The representations and warranties contained in
                       Article II of this Agreement, Section 2.2 of the Loan Agreement, and in the Security Instruments are correct in all material respects on and as of the date of such Tender Advance as though made on and as of such date; and

                (ii)         No event has occurred or would result from such
                       Tender Advance, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

Unless the Borrower shall have previously advised the Bank in writing or the Bank has actual knowledge that one or more of the above statements is no longer true, the Borrower shall be deemed to have represented and warranted, on the date of payment by the Bank under the Letter of Credit pursuant to a Tender Draft, that on the date of such payment the above statements are true and correct.

                                 ARTICLE VIII

                                   DEFAULT

         8.1 Event of Default. Each of the following shall constitute an Event of Default under this Agreement, whereupon all obligations of the Borrower hereunder, whether then owing or contingently owing, will, at the option of the Bank or its successors or assigns, immediately become due and payable by the Borrower without presentation, demand, protest or notice of any kind, all of which are hereby expressly waived, and the Borrower will pay the reasonable attorneys' fees incurred by the Bank, or its successors or assigns, in connection with such Event of Default or recourse against any Collateral held by the Bank, or its successors or assigns, as security for the obligations hereunder:

              (a) Failure of the Borrower to pay when due (i) any payment of principal, interest, commission, charge or expense referred to in
         Article III hereof and (ii) any payment of principal or interest referred to in Section 3.3 hereof; or

              (b) Without the prior written consent of the Bank, failure of the Borrower, the Guarantor and their Consolidated Subsidiaries to maintain the following financial conditions, determined in accordance with Generally Accepted Accounting Principles:

                  (i)        a Consolidated Current Ratio, measured quarterly,

                       of not less than 1.00 to 1.00;

                 (ii)        a Consolidated Tangible Net Worth, measured
                       quarterly, of not less than $9,800,000;

                (iii)        a ratio of (A) Consolidated Debt (including
                       Subordinated Debt) to (B) Consolidated Tangible Net Worth, of not more than 1.00 to 1.00, measured quarterly;

                 (iv)        a Consolidated Cash Flow Coverage Ratio equal
                       to at least 1.25 to 1.00, measured quarterly;

              (c) Unless previously approved by the Bank, the Borrower, the Guarantor or any of their Consolidated Subsidiaries makes or acquires any investment in any Person, exclusive of loans and advances to employees in the ordinary course of business, which loans or advances, in the aggregate, at any time in excess of $500,000 outstanding;

              (d) Unless previously approved by the Bank, the Borrower, the Guarantor or any of their Consolidated Subsidiaries makes Consolidated Capital Expenditures for any fiscal year in excess of $2,000,000 in the aggregate, excluding Consolidated Capital Expenditures for the Facility;

              (e) Unless previously approved by the Bank in writing, the Borrower, the Guarantor or any of their Consolidated Subsidiaries shall, directly or indirectly, become liable for any Consolidated Debt, contingent or direct, if, giving effect to such additional Debt on a pro forma basis, causes the aggregate amount of the Debt of the Borrower, the Guarantor and their Consolidated Subsidiaries (excluding Debt outstanding with the Bank, FUNBMD or the County), to exceed $500,000;

              (f) The occurrence of an "event of default" or an "Event of Default" (beyond any applicable cure period) under any of the (i) Security Instruments, (ii) the Bond Documents, (iii) the Revolving Credit Documents, (iv) the MICRF Documents; (v) the County Documents, or (vi) the Hedge Documents;

              (g) The Borrower defaults (beyond any applicable cure period) in the payment of principal or interest on any other Indebtedness for Money Borrowed (other than in indebtedness to the Bank arising hereunder) beyond any period of grace provided with respect thereto, or in the performance of any other agreement, term or conditions contained in any agreement under which any such obligation is created, if the effect of such default is to cause, or permit the holder or holders of such obligation to cause such obligation to become due prior to its stated maturity, and the acceleration of such obligation would have a material and adverse effect on the business or financial condition of the Borrower; or


              (h) Any representation, warranty, certification or statement made by the Borrower herein, or in any writing furnished by or on behalf of the Borrower in connection with the loan by the Issuer under the Loan Agreement or pursuant to this Agreement, or any of the Security Instruments shall have been false, misleading or incomplete in any material respect on the date as of which made; or

              (i) The commencement of the liquidation or dissolution of the Borrower, or suspension of the business of the Borrower or filing by the Borrower of a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, arrangement, readjustment of its debts or for any other relief under the Bankruptcy Reform Act of 1978, as amended (the "Bankruptcy Code"), or under any other insolvency act or law, state or Federal, now or hereafter existing, or any other action of Borrower indicating its consent to, approval of, or acquiescence in any such petition or proceeding, or the application by the Borrower for (or the consent or acquiescence to) the appointment of a receiver or a trustee of the Borrower or an assignment for the benefit of creditors, the inability of the Borrower or the admission by the Borrower in writing of its inability to pay its debts as they mature; or

                  (j) The filing of an involuntary petition against the Borrower in bankruptcy or seeking reorganization, arrangement, readjustment of its debts or for any other relief under the Bankruptcy Code or under any other insolvency act or law, state or federal, now or hereafter existing, or the involuntary appointment of a receiver or trustee of the Borrower or for all or a substantial part of its property, and the continuance of any of such action for (90) days undismissed or undischarged; or the issuance of an order for attachment, execution or similar process against any substantial part of the property of the Borrower and the continuance of any such order for (90) days undismissed or undischarged; or

                  (k) The entry of an order in any proceedings against the Borrower decreeing the dissolution or split-up of the Borrower; or

                  (l) The entry of a final judgment against the Borrower, which with other outstanding final judgments against the Borrower exceeds an aggregate of $100,000, if within thirty (30) days after entry thereof such judgment shall not have been discharged or bonded or execution thereof stayed pending appeal, or if within thirty (30) days after the expiration of any such stay such judgment shall not have been discharged or bonded; or

                  (m) There occurs an abandonment or change in ownership of the Facility; or


                  (n) The dissolution or termination of the existence of the Borrower or the Guarantor;

                  (o) The Borrower defaults in the performance or observance of any provision of this Agreement (other than those described above in this Section 8.1) and such default is not cured within 30 days after notice thereof is sent to the Borrower;

                  (p) The MICRF Loan is not funded by August 31, 1997;

then upon the occurrence of an Event of Default and at any time thereafter, the Bank may (i) pursuant to Section 902 of the Indenture, advise the Credit Facility Trustee that an Event of Default has occurred and instruct the Credit Facility Trustee to declare the principal of all Bonds then outstanding and interest thereon to be immediately due and payable, and (ii) proceed hereunder, and under any of the Security Instruments and, to the extent therein provided, under the Bond Documents, in such order as it may elect and the Bank shall have no obligation to proceed against any Person or exhaust any other remedy or remedies which it may have and without resorting to any other security, whether held by or available to the Bank.

         8.2 No Remedy Exclusive. No remedy herein conferred upon or reserved to the Bank is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder, under the Security Instruments, or now or hereafter existing at law or in equity or by statute.

         8.3 Anti-Marshalling Provisions. The right is hereby given by the Borrower to the Bank to make releases (whether in whole or in part) of all or any part of the Collateral under the Security Instruments agreeable to the Bank without notice to, or the consent, approval or agreement of other parties and interests, including junior lienors, which releases shall not impair in any manner the validity of or priority of the liens and security interest in the remaining Collateral conferred under such documents, nor release the Borrower from the liability for the obligations hereby secured. Notwithstanding the existence of any other security interest in the Collateral held by the Bank, the Bank shall have the right to determine the order in which any or all of the Collateral shall be subjected to the remedies provided therein, or in the Security Instruments. The Borrower hereby waives any and all rights to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein or therein.

         8.4 Confession of Judgment. Upon the occurrence of an Event of Default, the Borrower authorizes the clerk or any attorney designated by the Bank or any clerk of any court of record to appear for it in any court of record and confess judgment against it without prior hearing, in favor of the Bank for and in the amount equal to such of the obligations of the Borrower which have been due and payable under Section 8.1 hereof plus interest accrued and unpaid thereon, all other amounts then due and payable hereunder, costs of suit and an attorney's fee in an amount equal to fifteen percent (15%) of such obligations plus all accrued and unpaid interest thereon, provided, however, (a) if the actual attorney's fees incurred by the Bank are less than 15% of such obligations (plus all accrued and unpaid interest thereon), the Bank will refund (to the extent actually collected) to the Borrower an amount equal to the difference between 15% of such obligations (plus all accrued and unpaid interest thereon) and the amount of such actual attorney's fees (after all of such obligations have been paid in full), or (b) if the actual attorney's fees incurred by the Bank or other holder hereof exceed 15% of such obligations (plus all accrued and unpaid interest thereon, whether by reason of judgment being contested or otherwise, the Borrower will pay to the Bank on demand the amount of any such excess. The authority and power to appear for and enter judgment against the Borrower shall not be exhausted by one or more exercises thereof, or by any imperfect exercise thereof, and shall not be extinguished by any judgment entered pursuant thereto. Such authority and power may be exercised on one or more occasions, from time to time, in the same or different jurisdictions, as often as the Bank shall deem necessary or desirable, for all of which this Agreement shall be a sufficient warrant.

                                  ARTICLE IX

                                MISCELLANEOUS

         9.1 Indemnification. The Borrower hereby indemnifies and holds the Bank harmless from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever which the Bank may incur (or which may be claimed against the Bank by any Person); (i) by reason of or in connection with the execution and delivery or transfer of, or payment or failure to pay under, the Letter of Credit, provided that the Borrower shall not be required to indemnify the Bank for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (A) the willful misconduct or gross negligence of the Bank in connection with paying drafts presented under the Letter of Credit or (B) the Bank's willful or grossly negligent failure to pay under the Letter of Credit (other than in connection with a court order) after the presentation to it by the Credit Facility Trustee or a successor corporate fiduciary under the Indenture of a site draft and certificate strictly complying with the terms and conditions of the Letter of Credit; or (ii) by reason of or in connection with the execution, delivery or performance of any of the Related Documents or any transaction contemplated by any thereof. In addition, if the Borrower has generated, stored, or disposed of any hazardous substances on the Property, the Borrower agrees to indemnify the Bank against any liability, cost and expense, including reasonable attorneys' fees, arising out of or resulting from any such generation, storage, disposal or location. Anything herein to the contrary notwithstanding, nothing in this Section 9.1 is intended or shall be construed to limit the Borrower's reimbursement obligation contained in Article III hereof. Without prejudice to the survival of any other obligation of the Borrower, the indemnities and obligations of the Borrower contained in this

Section 9.1 shall survive the payment in full of amounts payable pursuant to
Article III and the Termination Date.

         9.2 Transfer of Letter of Credit. The Letter of Credit may be transferred and assigned in accordance with the terms of the Letter of Credit.

9.3           Reduction of Letter of Credit.

              (a) The Letter of Credit is subject to reduction pursuant to its terms.

              (b) If the amount available to be drawn under the Letter of Credit shall be permanently reduced in accordance with the terms thereof, then the Bank shall have the right to require the Credit Facility Trustee to surrender the Letter of Credit to the Bank and to issue on such date, in substitution for such outstanding Letter of Credit, a substitute irrevocable letter of credit, substantially in the form of the Letter of Credit but with such changes therein as shall be appropriate to give effect to such reduction, dated such date, for the amount to which the amount available to be drawn under the letter of Credit shall have been reduced.

         9.4 Liability of the Bank. The Borrower, to the extent permitted by applicable law, assumes all risks of the acts or omissions of the Trustee, the Credit Facility Trustee and any beneficiary or transferee of the Letter of Credit with respect to its use of the Letter of Credit. Neither the Bank nor any of its officers, directors, employees, agents or consultants shall be liable or responsible for:

              (a) the use which may be made of the Letter of Credit or for any acts or omissions of the Credit Facility Trustee or any beneficiary or transferee in connection therewith;

              (b) the validity, sufficiency or genuineness of documents, or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

              (c) payment by the Bank against presentation of documents which do not comply with the terms of the Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or

              (d) any other circumstances whatsoever in any way related to the making or failure to make payment under the Letter of Credit;

except only that the Borrower shall have a claim against the Bank, and the Bank shall be liable to the Borrower, to the extent but only to the extent, of any direct, as opposed to consequential damages suffered by the Borrower which the Borrower proves were caused by (i) willful misconduct or gross negligence of the

Bank in determining whether documents presented under the Letter of Credit complied with the terms of the Letter of Credit or (ii) willful failure of the Bank to pay under the Letter of Credit after the presentation to it by the Credit Facility Trustee or a successor trustee under the Indenture of a sight draft and certificate strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

         9.5 Successors and Assigns. This Agreement shall be binding upon the Borrower, its successors and assigned and all rights against the Borrower arising under this Agreement shall be for the sole benefit of the Bank, it successors and assigns, all of whom shall be entitled to enforce performance and observance of this Agreement to the same extent as if they were parties hereto. The Bank will not sell or assign the obligations of the Borrower hereunder to any competitor of the Borrower, as reasonably determined by the Bank.

         9.6 Notices. All notices, requests and demands to or upon the respective parties hereto shall be deemed to have been given or made when hand delivered or mailed first class, certified or registered mail, postage prepaid, addressed as follows or to such other address as the parties hereto shall have been notified pursuant to this Section 9.6:

              Borrower:             Alcore, Inc.
                                    1324 Brass Mill Road
                                    Belcamp, Maryland  21017
                                    Attention: Edward A. Kiley,
                                    President/General Manager

              With a copy to:       Nelson Weeks, Esquire
                                    Ballard, Spahr, Andrews & Ingersoll
                                    Suite 1900
                                    300 East Lombard Street
                                    Baltimore, Maryland 21202

              Bank: First Union National Bank of North Carolina Two First Union Center, T-7
                                    Charlotte, North Carolina 28288
                                    Attention: International Operations

             With a copy to:        Joyce J. Gorman, Esquire
                                    Piper & Marbury
                                    1200 19th Street, N.W.
                                    Washington, D.C.  20036
except in cases where it is expressly herein provided that such notice, request or demand is not effective until received by the party to whom it is addressed, in which event said notice, request or demand shall be effective only upon receipt by the addressee.

         9.7 Amendment. The Agreement may be amended, modified or discharged only upon an agreement in writing of the Borrower and the Bank.

         9.8 Effect of Delay and Waivers. No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Bank to exercise any remedy now or hereafter existing at law or in equity or by statute, it shall not be necessary to give any notice, other than such notice as may be herein expressly required. In the event any provision contained in this Agreement should be breached by any party and thereafter waived by the other party so empowered to act, such waiver shall be limited to the particular breach hereunder. No waiver, amendment, release or modification of this Agreement shall be established by conduct, custom or course of dealing, but solely by an instrument in writing duly executed by the parties thereunto duly authorized by this Agreement.

         9.9 Counterparts. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         9.10 Severability. The invalidity or unenforceability of any one or more phrases, sentences, clauses or Sections contained in this Agreement shall not affect the validity or enforceability of the remaining portions of this Agreement, or any part thereof.

         9.11 Cost of Collection. The Borrower shall be liable for the payment of all fees and expenses, including attorneys' fees (computed without regard to any statutory presumption), reasonably incurred in connection with the enforcement of this Agreement.

         9.12 Set Off. Upon the occurrence of an Event of Default hereunder, the Bank is hereby authorized, without notice to the Borrower, to set off, appropriate and apply and all monies, securities and other properties of the Borrower hereafter held or received by or in transit to the Bank from or for the Borrower, against the obligations of the Borrower irrespective of whether the Bank shall have made any demand hereunder or under any Security Instrument.

         9.13 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland.

         9.14 References. The words "herein", "hereof", "hereunder" and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular article, section or subsection.

         9.15 Taxes, Etc. Any taxes (excluding income taxes) payable or ruled payable by federal or state authority in respect to the Letter of Credit, this Agreement or the Security Instruments shall be paid by the Borrower upon demand by the Bank, together with interest and penalties, if any.

         9.16 CONSENT TO JURISDICTION, WAIVER OF JURY TRIAL. THE BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE COURT WITHIN HARFORD COUNTY, MARYLAND OR ANY FEDERAL COURT LOCATED WITHIN THE STATE OF MARYLAND, FOR ANY PROCEEDING TO WHICH THE BANK IS A PARTY AND CONSENTS THAT ALL SERVICE OF
PROCESS BE MADE BY REGISTERED OR CERTIFIED MAIL DIRECTED TO THE BORROWER AT THE ADDRESS INDICATED IN SECTION 9.6 OR AT SUCH OTHER ADDRESS AS THE BORROWER MAY HAVE DESIGNATED IN WRITING TO THE BANK, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID AND PROPERLY ADDRESSED. TO THE EXTENT PERMITTED BY LAW, THE BORROWER VOLUNTARILY AND KNOWINGLY WAIVES TRIAL BY JURY AND WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED ON LACK OF JURISDICTION OR IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING INSTITUTED HEREUNDER, OR ARISING OUT OF OR IN CONNECTION WITH THIS REIMBURSEMENT AGREEMENT, OR ANY PROCEEDING TO WHICH THE BANK IS A PARTY, INCLUDING ANY ACTIONS BASED UPON, ARISING OUT OF OR IN CONNECTION WITH ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE BANK OR THE BORROWER, AND THE BORROWER CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. IN THE EVENT THAT THE BORROWER'S WAIVER OF JURY TRIAL HEREIN SHALL BE DETERMINED TO BE INVALID OR UNENFORCEABLE AS A MATTER OF LAW, THE BORROWER AND THE BANK AGREE THAT THE PROVISIONS OF ARTICLE XI HEREOF SHALL GOVERN AS TO THE MATTERS SET FORTH THEREIN. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF THE BANK TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE BANK TO BRING ANY ACTION AND PROCEEDING AGAINST THE BORROWER OR THE COLLATERAL IN THE COURTS OF ANY JURISDICTION THAT HAS JURISDICTION OVER THE BORROWER OR THE COLLATERAL.

         9.17 Indirect Means. Any act which the Borrower is prohibited from doing shall not be done indirectly through a Subsidiary or by any other indirect means.

         9.18 Entire Agreement. This Agreement and the other Letter of Credit Documents shall completely and fully supersede all other prior agreements (including, the Commitment Letter), both written and oral, between the Bank and the Borrower relating to the Letter of Credit and the obligations of the Borrower to the Bank in regard thereto.

         9.19 Authority to Act on Behalf of the Bank. With respect to the acquisition of the Facility and disbursement of funds therefor, the Bank hereby authorizes FUNBMD to take any actions as may be necessary to carry out the purposes of this Agreement, including, without limitation, the giving or withholding of consents or approvals related to disbursements from the Facility Fund, on behalf of the Bank.


                                  ARTICLE X

                           ACQUISITION OF FACILITY

         10.1 Covenants by Borrower With Respect to Acquisition of Facility. Subject to the provisions of Section 10.3 below, on the Closing Date, the Borrower shall acquire the Facility Site and the Building, and proceeds of the Loan will be advanced in an amount sufficient to pay for costs of such acquisition, plus costs of issuance of the Bonds to the extent permitted by Bond Counsel. All disbursements of Loan proceeds after the Closing Date shall be made in accordance with the provisions of this Section 10.1. With respect to the acquisition of the Facility, the Borrower hereby covenants and agrees with the Bank and the Issuer that:

              (a) Time of Completion. It will cause the acquisition of the Facility to be prosecuted with diligence and continuity in accordance with the Plans and will complete, on or before the Projected Completion Date, (i) the renovation of and construction of the Addition and any other Improvements in accordance with the Plans, and (ii) the purchase and installation of the Equipment in the Facility, all of which shall be completed free and clear of liens, security interests or claims (except for Permitted Liens.)

              (b) Building Permits. All necessary building and other governmental permits have been obtained with respect to the Facility or will be obtained prior to commencing the particular work for which they are required.

              (c) Plans and Specifications; Changes in Construction Contracts. The Plans are satisfactory to the Borrower, have been approved (or will be prior to commencing the particular work for which approvals are required), to the extent required by applicable law or any effective restrictive covenant, respectively, by all local authorities and the beneficiary of any such covenant; the Plans to be approved have also been approved by the Borrower, the Bank, and the Bank's Inspector; all construction, if any, heretofore performed on the Improvements has been performed within the perimeter of the Property in accordance with the Plans and in accordance with any restrictive covenants applicable thereto; there are no material structural defects in the Improvements; and no material violation of any law exists with respect to the Property. The Borrower shall not permit any changes in the Plans (after they have been delivered to the Bank) or any change orders in the construction contracts for the Facility (after they have been delivered to the Bank) which would increase the amount thereof without the prior written consent of the Bank and any governmental authorities having jurisdiction if such consent is required.

              (d) Inspection. The Borrower will permit the Bank and its representatives (including but not limited to the Bank's Inspector) to enter upon any of the Property, to inspect the Facility and all materials at the Facility Site, and will cooperate, and cause the contractors of the Borrower to cooperate, with the Bank and the Bank's Inspector in connection with any such inspections.

              (e) Delivery of Certain Documents to Bank. The Borrower will deliver to the Bank, on demand, copies of any contracts, bills of sale, statements, receipted vouchers or agreements, under which the Borrower claims title to any materials, fixtures or articles incorporated in any of the Facility or subject to the lien of the Security Instruments.

              (f) Correction of Defects. The Borrower, upon demand by the Bank, will commence and proceed promptly and diligently to correct any structural defect in the Facility or any departure from the Plans not approved as herein provided. The Bank shall determine in its reasonable discretion whether the Borrower is acting promptly and diligently. No approval by the Bank of any disbursements by the Trustee from the Facility Fund will constitute a waiver of the Bank's right to require compliance with this covenant with respect to any such defects or departures from the Plans and Specifications.

              (g) Identification of Contractors, Subcontractors and
Suppliers. At the Bank's request, the Borrower will deliver to the Bank the names of all persons with whom it intends to contract for the acquisition of the Facility or for the furnishing of labor or materials therefor, and a copy of each contract, subcontract and agreement relating thereto, and obtain the approval of the Bank prior to executing any contract or any subcontract with respect to the acquisition of the Facility.

              (h) Books and Records. During the acquisition of the Facility, the Borrower will keep adequate records and books of account with respect to the Facility and will permit the Bank, by its agents, accountants and attorneys, to visit and inspect the Facility and examine such records and books of account and to discuss the affairs, finances and accounts pertaining thereto with representatives and agents of the Borrower at such reasonable times as may be requested by the Bank.

              (i) Compliance with Restrictions, etc. The Borrower will comply (in all material respects) with all applicable building restrictions, zoning ordinances, building codes, environmental protection requirements and other governmental requirements applicable to the Facility.

              (j) Payment of Contractors. The Borrower will promptly pay or cause to be paid all of the contractors, subcontractors and materialmen performing work in connection with the Facility the amounts justly due to them, and receive the disbursements from the Facility Fund, and apply such disbursements solely for the purpose of paying the costs of the completion of the Facility.

              No person contracting with the Borrower with respect to the acquisition of the Facility shall have the right to be reimbursed by the Bank or the Trustee under any circumstances whatsoever. The participation of the Bank and the Trustee in the transactions contemplated hereby shall not in any way be construed as obligating the Bank or the Trustee to any person or entity for the payment of any expense incurred with respect to the acquisition of the Facility.

              (k) Location Surveys. As soon as the footings and foundations
(if any) of the Addition are in (if deemed necessary by the Bank), the Borrower shall cause to be delivered to the Bank a location survey prepared by surveyor approved by the Bank showing the location of the Addition in relation to the boundary lines thereof and setback restrictions applicable thereto and stating that such location is in compliance with all setback and other applicable restrictions. As construction of the Addition progresses, and upon their completion, the Borrower will supply such further location surveys as the Bank may reasonably require from time to time to assure itself that the Addition does not extend beyond such boundary lines and setback and other restrictions.

         10.2 Enforcement of Remedies Against Contractors and Subcontractors and Their Sureties. The Borrower covenants that it will take such action and institute such proceedings as shall be necessary to cause and require all contractors, subcontractors, and material suppliers to complete their contracts related to the Facility diligently in accordance with the terms of such contracts, including (without limitation) the correcting of any defective work.

         10.3 Application of Proceeds of the Bonds.

              (a) General. Pursuant to Section 401 of the Indenture, the proceeds of the Bonds will be deposited into the Facility Fund and will be disbursed from the Facility Fund to the Borrower or for the account of the Borrower to pay the costs of the acquisition of the Facility, or to reimburse the Borrower for the payment of the costs of the acquisition of the acquisition of the Facility, approved by the Bank, as the acquisition of the Facility progresses. Disbursements shall be made only against requisitions in the form attached to the Indenture as Exhibit A and made a part thereof, which requisitions must be signed by an authorized officer of the Borrower and approved by the Bank pursuant to the procedures set forth herein and in the Indenture.

                  The Bank, subject to the terms and provisions hereof, will approve disbursements of the proceeds of the Bonds from the Facility Fund as follows:

                  (i)        A portion of such proceeds may be advanced to pay
                       the costs of issuance of the Bonds.

                 (ii)        A portion of such proceeds may be
                       advanced to pay for costs of the acquisition of the Facility Site and the renovation and construction of the Improvements, which amount shall not exceed 75% of the "As Built" appraised value of the Facility Site and all Improvements based upon the Plans (which "As Built" appraised value equals $2,875,000).


                (iii)        A portion of such proceeds may be advanced to pay
                       for the costs of the acquisition of the new Equipment, which amount shall not exceed 80% of the costs of such new Equipment (which costs are estimated to be $335,000).

                 (iv)        A portion of such proceeds may be advanced to pay
                       for other costs of the Facility approved by the Bank and the Trustee.

         The amount of the difference, if any, between the total amount of the costs of the Facility and the aggregate amount of the disbursements from the Facility Fund permitted by this paragraph shall be paid by the Borrower from sources other than the proceeds of the Bonds.

                  (b) Amounts Remaining After Completion. Upon completion of the Facility all moneys remaining in the Facility Fund shall be transferred to the Bond Fund and applied in accordance with Section 4.4 of the Loan Agreement.

                  (c) Disbursement Procedure. All requisitions for disbursements of moneys on deposit in the Facility Fund (other than transfers from the Facility Fund to the Bond Fund), as well as all requisitions for disbursements of proceeds of the County Loan and the MICRF Loan, shall be subject to the prior written approval of the Bank. Each requisition shall (i) contain a breakdown of amounts requested from each such funding source, and (ii) include a request for some amount to be disbursed from the Facility Fund. The Bank shall have a period of ten (10) Business Days within which to approve any requisition and shall not be required to approve requisitions more than once each month. All disbursements from the Facility Fund (except for transfers from the Facility Fund to the Bond
Fund) will be made by the Trustee. The Bank shall forward all approved requisitions for funding from the County Loan or the MICRF Loan to the appropriate party for funding under the County Loan Documents or the MICRF Loan Documents, as applicable. At the Bank's direction all amounts disbursed from any source shall be advanced directly to the Borrower unless the Bank, in its sole direction, requires that any disbursements be made directly to any contractor, or to subcontractors, laborers, materialmen or persons furnishing labor, services, materials or equipment used or to be used on or in connection with the acquisition of the Facility, or to any combination thereof, or to pay any loan fees, taxes, inspection fees, recording charges, legal fees and any other outstanding amounts due relating to Facility and the full cost of its completion. Any such disbursement or payment shall be deemed to have been made to the Borrower or for its account. Upon receipt of any funds requested by requisition, the Borrower immediately shall apply such funds to payments of the costs of the acquisition of the Facility for which such funds are requested by the requisition.

              (d) Disbursements for Costs of the Facility Other than the Direct Costs of Construction and Renovation. Requisitions for costs of the acquisition of the Facility, other than the direct costs of construction and renovation, must (i) include an itemization of the costs for which payment is requested, (ii) have attached thereto invoices evidencing such costs, (iii) indicate that the delivery and installation of any Equipment for which payment is requested has been completed, and (iv) at the Bank's request, have attached thereto any additional documents or information (including any financing statements or amendments to financing statements and all filing fees necessary for the filing thereof) reasonably required by the Bank in order to create or perfect, or continue the perfection of, the Bank's security interest in any Equipment or other property.

              (e) Disbursements for the Direct Costs of Construction and Renovation. Requisitions for direct costs of construction and renovation of the Facility must (i) include the AIA approved progress payment form, which must be signed by the Borrower and the Borrower's architect, engineer or construction manager and (ii) be approved by the Bank's Inspector, not to be unreasonably delayed, conditioned or withheld. Disbursements for direct costs of construction and renovation of the Facility shall be subject to retention (the "Retainage") in an amount equal to ten percent (10%) of the value of the work performed and materials in place with respect to such work. The Retainage with respect to the Facility may be released upon compliance with the conditions set forth in paragraph (f) of this Section 10.3.

              (f) Final Disbursement for the Direct Costs of Construction and Renovation. The final disbursement for direct costs of construction and renovation, and the Retainage with respect to the Facility will be withheld until the Bank has been furnished with and approved (i) a copy of a certificate of completion signed by the Borrower and the Borrower's architect or the Borrower's engineer or the Borrower's construction manager stating that the construction and renovation of the Facility has been completed pursuant to and in compliance with (A) the applicable Plans (the "Completion Certificate"), and
(B) all applicable zoning and building laws, ordinances, and regulations; (ii) final waivers of liens from all materialmen, contractors and subcontractors;
(iii) a copy of the "as built" survey with respect to the Facility; (iv) evidence of hazard insurance meeting the requirements of Section 6.3 of the Loan Agreement covering the Facility; (v) a copy of the permanent use and occupancy certificate authorizing use and occupancy of the Facility in such form as those governmental agencies having jurisdiction customarily issue upon completion of improvements and readiness thereof for use in Harford County, Maryland; and (vi) an updated title insurance policy, if required by the Bank.

              (g) Disbursements for Materials Not Incorporated in the Facility. The Bank will not approve requisitions for disbursements from the Facility Fund for materials which are not physically incorporated into the Facility, other than for materials actually delivered to the site and stored in a place secured and insured against theft, vandalism and other damage, all in a manner satisfactory to the Bank.

              (h) Deficiency. If at any time, either on the Closing Date or thereafter, moneys on deposit in the Facility Fund, plus anticipated proceeds of the MICRF Loan and the County Loan, are, in the opinion of the Bank, in its sole discretion, insufficient to pay for all costs of the Facility, the Borrower shall (i) complete, or cause to be completed, the Facility and pay or finance, or cause to be paid or financed, that portion of the costs of the Facility as may be in excess of the moneys available therefor in the Facility Fund, and (ii) immediately, upon receipt of notice from the Bank, pay to the Bank, from funds other than the proceeds of the Bonds, for deposit in the Facility Fund, a sum of money which, when added to the moneys then on deposit in the Facility Fund, will be sufficient to pay all costs of the Facility not yet paid. Immediately upon receipt of proceeds of the MICRF Loan and the County Loan, the Borrower shall apply such funds to payment of Facility costs prior to any further disbursements of amounts on deposit in the Facility Fund, and shall provide the Bank with evidence of such payment. Neither the Issuer nor the Bank make any warranty, either express or implied, that the proceeds of the Bonds will be sufficient to pay all of the costs of the Facility. If the Borrower finances any portion of the costs of the Facility pursuant to the provisions of this Section from sources other than the proceeds of the Bonds, it shall not be entitled to any reimbursement therefor from the Issuer, from the Trustee, from the

Bank, or from any Bondholder, nor shall it be entitled to any abatement or diminution of any payments required by the Bond Documents or the Letter of Credit Documents.

              (i) No Liability to Third Parties. Neither the issuance of the Bonds nor the loan of the proceeds thereof to the Borrower shall in any way be construed as obligating the Issuer or the Bank or the Trustee to any person for the payment of any expense incurred with respect to the Facility, and no person contracting with the Borrower in connection with the construction of the Facility shall be reimbursed by the Issuer or the Bank or the Trustee under any circumstances whatsoever. Neither the Bank nor the Trustee nor the Issuer shall in any event be responsible or liable to any person other than the Borrower for the disbursement of or failure to disburse proceeds of any of the Bonds, or any part thereof, and neither any contractor, subcontractor nor material or equipment supplier shall have any right or claim against the Bank, the Trustee or the Issuer under this Letter of Credit Agreement or in connection with the administration hereof.

         10.4 Conditions Precedent to the Bank's Approval of Requisitions for Disbursements from Facility Fund. The Bank shall not be obligated to approve any requisition for disbursement until it shall have received a requisition meeting the requirements of Section 402 of the Indenture, and until all of the following conditions precedent shall have been fully met and complied with in all respects:

              (a) No Event of Default. No Event of Default shall have occurred and be continuing hereunder.

              (b) Sufficient Time to Complete Facility. There shall be sufficient time in the opinion of the Bank to complete the Facility not later than the Projected Completion Date.


              (c) Permits. The Borrower shall have delivered to the Bank copies of all permits required for the work for which a requisition has been submitted.

              (d) Waivers of Liens; Receipts. The Borrower shall have furnished to the Bank waivers of liens and receipts of payment as to each contractor and each subcontractor for all work performed to the date of the last previous requisition and waivers of liens as to each supplier for materials included in the last previous requisition, within 30 days from the date of funding of the last previous requisition, or prior to the next requisition, whichever shall first occur.

              (e) Delivery of Contracts. The Borrower shall have delivered to the Bank copies of any contracts, public works agreements and other agreements executed by the Borrower in connection with the construction or renovation of the Facility, all of which must have been approved by the Bank.

                  (f) Title Continuation Report. At the option of the Bank, the title insurance company insuring the title to the Real Property shall have issued a title continuation or endorsement showing that the fee simple title to the Real Property is clear of liens (other than Permitted Liens) to the date of such disbursement and that no financing statements affecting the Property, or any part thereof, other than in favor of the Issuer, the Bank and the Trustee, or in connection with Permitted Liens, have been filed.

                  (g) Compliance with Plans and Specifications. The Borrower shall have delivered to the Bank three sets of Plans, signed and sealed by the Borrower's architect and approved by the Bank. The Borrower shall have certified to the Bank, and the Bank's Inspector shall have confirmed, that all construction work which has been completed on the Facility with respect to which the requisition is being submitted is in conformity with the applicable Plans. Upon the request of the Bank, the Borrower will specify the nature of any deviations from such Plans and Specifications.

                  (h) Proper Application of Prior Disbursements. The Bank shall have received, upon the Bank's request, evidence satisfactory to it that all prior disbursements have been properly applied to costs of the Facility.

                  (i) Location Surveys. With respect to any new construction, the Bank shall have received a current location survey showing (i) that all new construction is within the property lines and in compliance with all applicable setbacks, location and area requirements, and (ii) that there is no change in conditions which could adversely affect the security for any of the obligations of the Borrower under this Agreement.

                  (j) Sufficient Funds to Complete Facility. The sum of the funds being requisitioned, plus all prior disbursements by the Trustee, plus the aggregate of all retentions and undisbursed funds, plus the proceeds of the County Loan and the MICRF Loan, shall be sufficient, in the sole opinion of the

Bank, to complete the Facility in accordance with the applicable Plans. In the event that the Borrower is required to deposit moneys in the Facility Fund in order to pay the costs of completing the Facility pursuant to Section 10.3(h) hereof, the Borrower shall have made such deposit.

                  (k) Quality and Quantity of Construction. The Bank shall have received (i) evidence acceptable to the Bank in its sole discretion that construction work performed and materials in place to the date of the requisition are satisfactory both as to the quality and quantity, and that the subsoil is suitable for the continued construction of the Facility, and (ii) a certification from the Bank's Inspector that the work performed is in compliance with all applicable governmental requirements.

                  (l) Events Required Prior to Disbursements for Construction or Renovation. Notwithstanding any other provisions of this Agreement, prior to any disbursement of proceeds of the Bonds for costs of construction or renovation (specifically excluding acquisition costs of the Property and soft costs related to the acquisition of the Property), the Bank shall received (i) satisfactory evidence that (A) the proceeds of the MICRF Loan and the County Loan have been advanced to the Borrower, and (B) the County has agreed to subordinate the County Loan; (ii) a counterpart original of the Subordination Agreement (in the form approved by the Bank prior to closing) duly executed by all parties thereto; (iii) a satisfactory opinion of counsel to the Borrower regarding the validity and enforceability of the Subordination Agreement; and (iv) a satisfactory payment and performance bond from the general contractor.

                  (m) Documents Required Prior to Disbursements for Equipment. Notwithstanding any other provisions of this Agreement, prior to any disbursement of the proceeds of the Bonds for costs of each item of Equipment, the Bank must have received and approved satisfactory evidence that the proceeds of the MICRF Loan have been advanced to the Borrower (as described in subparagraph (l) above), and all of the following items:

                       (i)        a specific description of such equipment,
                            including name of manufacturer, manufacturer's I.D. number or serial number and any other information reasonably requested by the Bank in order to sufficiently describe the equipment being financed so that the Bank's security interest in such equipment is adequately and may be or will be adequately perfected, upon delivery to Borrower of such item of Equipment.

                      (ii)        an amendment to this Agreement, if
                            necessary in the sole opinion of the Bank, pursuant to which the Borrower specifically grants to the Bank a security interest in such equipment (or Borrower's interest therein in respect of equipment on order but not yet received), and


                     (iii)        a financing statement or amendment to
                            financing statement, if necessary in the sole opinion of the Bank, together with all filing fees therefor, to be filed among the appropriate financing statement records in order to perfect such security interest.

                  (n) Final Disbursement. If the disbursement is the final disbursement for the costs of the Facility, in order to obtain the Bank's approval of such disbursement (including the Retainage), in addition to the satisfaction of all conditions set forth in this Section, the Borrower shall have provided (i) the Completion Certificate, appropriately completed, and the accompanying documents described therein, and (ii) evidence satisfactory to Lender that an affidavit of completion has been recorded in the appropriate governmental office Harford County, Maryland.

                  (o) Construction and Engineer's Contracts. The Borrower shall cause each of the Borrower's general contractor, all sub-contractors specified by the Bank, and the Borrower's engineer to execute an agreement to complete which will provide, among other things, that upon request by the Bank, they will continue to provide the services called for by their contracts with the Borrower following an Event of Default. The Borrower will cause to agree to give the Bank and the Issuer notice of a default and an opportunity to cure under their contracts with the Borrower and to acknowledge the existence of the Bank's interests in the Facility.

         10.5 Financing Sign on Property: Publicity. The Borrower authorizes the Bank to place signs at the Property at any reasonable locations selected by the Bank and the Issuer (during the construction of the Facility), and to prepare and furnish news releases to the news media or any other publications selected by the Bank and the Issuer advertising the fact that financial assistance for the Facility has been obtained from the Bank and the Issuer, and the details of such financial assistance (but in no event any confidential information regarding Borrower or its business). Any sign placed on the Property by the Borrower which identifies the Facility shall identify the Bank and the Issuer as the parties providing financing for the Facility. Any such news releases must be first approved by the Borrower, which will not unreasonably withhold its approval.

         10.6 Establishment of Completion Date. The Completion Date shall be established by the delivery to the Trustee by the Borrower of the Completion Certificate (appropriately completed) executed by the Borrower and approved in writing by the Bank. The Completion Certificate delivered to the Bank shall have attached thereto the items described in Section 10.3(f) hereof.


         Notwithstanding the foregoing, the Completion Certificate shall state that it is given without prejudice to any rights against third parties which may exist at the date of such Completion Certificate or which may subsequently come into being. It shall be the duty of the Borrower to cause the Completion Certificate to be furnished as soon as the construction and renovation of the Facility shall have been completed.

                                  ARTICLE XI

                                 ARBITRATION

         11.1 Arbitration. Except as otherwise specifically set forth in this Agreement or agreed to in writing by the Borrower and the Bank and except as expressly provided otherwise in Section 11.3 below, in the event that the Borrower's waiver of trial by jury contained in Section 9.16 of this Agreement is determined to be invalid or unenforceable as a matter of law, then any action, dispute, claim or controversy between the parties, whether sounding in contract, tort, or otherwise, arising under this Agreement or any proceeding to which the Bank is a party, including any actions based upon, arising out of, or in connection with any course of conduct, course of dealing, statement (whether oral or written), or actions of the Bank or the Borrower ("Dispute" or "Disputes"), shall be resolved by arbitration as set forth in this Annex. Such Disputes shall be resolved by binding arbitration in accordance with Title 9 of the United States Code, as amended, and the Commercial Arbitration Rules of the American Arbitration Association ("AAA"), as in effect from time to time (the "Rules"). In the event of any inconsistency between the Rules and the provisions of this Annex, the provisions of this Annex shall supersede the Rules. All statutes of limitations that would otherwise be applicable shall apply to any arbitration proceeding hereunder. In any arbitration proceeding subject to the provisions of this Annex, the arbitrator is specifically empowered to decide (by documents only, or with a hearing, at the arbitrator's sole discretion) pre-hearing motions that are substantially similar to pre-hearing motions to dismiss and motions for summary adjudication. Judgment upon the award rendered may be entered in any court having jurisdiction. Whenever an arbitration is required, the parties shall select an arbitrator in the manner provided in
Section 11.4 below.

         11.2 Judicial Reference. If a Dispute is not submitted to arbitration as provided in Section 1 above for any reason, but become the subject of a judicial action, at any point in the proceeding, any party may elect to have any specific questions of fact or law, or all questions of fact or law, determined by a reference accordance with Rule 53 of the North Carolina Rules of Civil Procedure (or the equivalent rule of another State, as applicable). A party shall not waive the right to request such judicial reference for any remaining questions of fact or law to be decided by virtue of the party's initiating or participating in judicial or other proceedings or by failure to request such a reference up to any point in a judicial proceeding. Whenever such an election is made, the parties shall designate to the court a single referee selected in the manner provided in Section 11.4 below. Judgment upon the award rendered shall be entered in the court in which such proceeding was commenced.

         11.3 Remedies. No provision of, nor the exercise of any rights under, Sections 11.1 or 11.2 above shall limit or otherwise affect the right of the Bank (a) to proceed and foreclose against any of the Collateral by the exercise of a power of sale available under the Security Instruments and applicable law,
(b) to exercise any self help remedies available under this Agreement or the Security Instruments and applicable law, including, without limitation, set off, or to exercise any other nonjudicial rights and remedies available to it under any of the Security Instruments or this Agreement and applicable law, or (c) to obtain provisional or ancillary remedies, including, without limitation, injunctive relief and the appointment of a receiver, from a court having jurisdiction before, during or after the pendency of any arbitration or referral. The Bank's pursuit of provisional or ancillary remedies, or its exercise of self help and other nonjudicial remedies, shall not constitute a waiver of its right to submit the Dispute to arbitration or judicial reference.

         11.4 Selection of Arbitrator or Referee. Whenever an arbitration is required under Section 11.1 above or a referral is required under Section 11.2 above, the arbitrator or referee shall be selected in accordance with this
Section 11.4. Except as otherwise provided, the arbitrator or referee shall be an attorney or retired judge selected in accordance with the Rules of the AAA. Any arbitrator or referee selected under this Section 11.4 shall be knowledgeable in the subject matter of the Dispute. Qualified retired judges shall be selected through panels maintained by AAA, or any North Carolina Superior Court (or a court, of an equivalent or higher level, of another State) or private organization providing such services. A single arbitrator who is an attorney but is not a retired judge shall have the power to render a maximum award of $100,000. Where any party makes timely written request prior to appointment of the arbitrator, or whether the claim of any party exceeds $100,000, the arbitrator shall be a retired judge formerly sitting on the bench in a North Carolina Superior Court or any higher State court (or a court, of an equivalent level, of another State), or a retired Federal court judge formerly sitting on the bench of a United States Court of Appeals or any Federal District Court. A single arbitrator who is a retired judge shall have the power to render a maximum award of $1,000,000. Where any party seeks an award in excess of $1,000,000, the Dispute shall be decided by a majority vote of three arbitrators, at least one of whom shall meet the requirements for retired judges set forth herein. For purposes of this Section 11.4, the computation of the maximum award an arbitrator may make shall include any amounts awarded for arbitration fees, attorneys fees and all other related costs provided by Section

11.5 below.

         11.5 Miscellaneous. This Agreement shall be interpreted, and the resolution of all Disputes and the rights and liabilities of the parties shall be determined, in accordance with the internal laws (as opposed to conflicts of law provisions) of the State of North Carolina; provided that any arbitration questions arising under this Annex on dispute resolution shall by governed in accordance with Title 9 of the United States Code, as amended. This Section of the Agreement, constitutes the entire agreement of the parties with respect to its subject matter and supersedes all prior discussions, arrangements, negotiations and other communications on dispute resolution. To the extent any provision of this Section is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Section. The provisions of this Section shall survive any termination or expiration of this Agreement until payment in full of the obligations thereunder, unless the parties otherwise expressly agree in writing. The arbitrator shall have the power to award to the prevailing party recovery of all costs, expenses and fees incurred by it (including reasonable attorneys' fees, administrative fees, arbitrators' fees, and court costs), and in particular, but without limitation of the foregoing, shall have the power to aware to either party hereto, whether or not such party shall be the prevailing party in an arbitration, recovery of all costs, expenses and fees incurred by it (including reasonable attorneys' fees, administrative fees, arbitrators' fees, and court costs), but only to the extent payable or reimbursable by the other party under the applicable provisions of this Agreement.

         IN WITNESS WHEREOF, the Borrower and the Bank have caused this Agreement to be executed in their respective names and their respective seals to be hereunto affixed and attested by their duly authorized representatives, all as of the date first above written.

                                  BORROWER:

ATTEST:                                 ALCORE, INC.

By:                                     By:                            (SEAL)

Name:                                   Name:   Edward A. Kiley
Title:                                  Title:  President/General Manager

(CORPORATE SEAL)

                                        BANK:

WITNESS:                                FIRST UNION NATIONAL BANK
                                        OF NORTH CAROLINA

                                        By:                            (SEAL)
                                        Name:   John Wooten
                                        Title:  Assistant Vice President

                                                                      EXHIBIT A

                         IRREVOCABLE LETTER OF CREDIT


                                                Date:__________, 1997
                                                LETTER OF CREDIT NO. ________

Branch Banking and Trust
  Company, as Credit Facility Trustee

223 West Nash Street
Wilson, North Carolina 27893

Attention:  Corporate Trust Department

Ladies and Gentlemen:

         We hereby issue to you, Branch Banking and Trust Company, as Credit Facility Trustee under the Trust Indenture dated as of May 1, 1997 between the Maryland Industrial Development Financing Authority (the "Issuer"), First Union National Bank of Virginia, as Trustee, and you (as amended or supplemented, the "Indenture"), pursuant to which the Maryland Industrial Development Financing Authority Economic Development Revenue Bonds (Alcore, Inc. Facility) 1997 Issue in the original principal amount of $2,600,000 (the "Bonds") have been issued, this Irrevocable Letter of Credit No. ______________ (the "Letter of Credit") for the account of Alcore, Inc. (the "Borrower") in the amount of $2,704,000 (the "Initial Stated Amount") and, as from time to time reduced and reinstated as hereinafter provided, the "Amount Available," of which (i) subject to the provisions below reducing amounts available hereunder, $2,600,000 (as from time to time reduced and reinstated as hereinafter provided, the "Principal Amount Available") shall be available for the payment of principal or the portion of the purchase price corresponding to principal of the Bonds and (ii) subject to the provisions below reducing amounts available hereunder, $104,000 (as from time to time reduced and reinstated as hereinafter provided, for the "Interest Amount Available") shall be available for the payment of up to 120 days' interest or the portion of the purchase price corresponding to interest on the Bonds at an assumed rate of 12% per annum. Subject to such aggregate limits and to the conditions set forth herein, funds may be drawn upon hereunder (i) with respect to payment of the unpaid principal amount or the portion of purchase price corresponding to the principal of the Bonds and (ii) with respect to payment of up to 120 days' interest accrued and payable or the portion of purchase price corresponding to interest accrued on the Bonds on or prior to their stated maturity date. This Letter of Credit is effective immediately and expires as of the close of business at our

Presentation Office (as hereinafter defined) on _________, 2000 (as may be extended from time to time as hereinafter described, the "Stated Termination Date") or earlier as hereinafter provided. This Letter of Credit shall be extended automatically for successive one-year terms from the then applicable Stated Termination Date unless we give you, or any successor Credit Facility Trustee, written notice of our election not to renew this Letter of Credit at least one hundred twenty (120) days prior to the applicable Stated Termination Date by U. S. certified mail, return receipt requested or unless this Letter of Credit is otherwise terminated in accordance with its terms. All drawings under this Letter of Credit will be paid with our own funds.

         We hereby irrevocably authorize you to draw on us, in an aggregate amount not to exceed the Amount Available and in accordance with the terms and conditions and subject to the reductions in amount as hereinafter set forth, (1) in a single drawing (subject to the provisions contained in the next following paragraph) by your draft drawn on us at sight, presented for payment on a day on which banks in the State of North Carolina are open for the transaction of business of the nature required pursuant to the Loan Agreement and the Indenture (each as defined in the Bonds) (a "Business Day") and referring therein to the number of this Letter of Credit, and accompanied by your written and completed certificate signed by you in the form of Annex A attached hereto (such draft accompanied by such certificate being your "Interest Draft"), an amount not exceeding the Interest Amount Available on the date of such drawing; (2) in one or more drawings by one or more of your drafts drawn on us at sight, presented for payment on a Business Day and referring therein to the number of this Letter of Credit, and accompanied by your written completed certificate signed by you in the form of Annex B attached hereto (any such draft accompanied by such certificate being your "Tender Draft"), and aggregate amount not exceeding the Amount Available on the date of such drawing; (3) in one or more drawings by one or more of your drafts drawn on us at sight, presented for payment on a Business Day and referring therein to the number of this Letter of Credit, and accompanied by your written and completed certificate signed by you in the form of Annex C attached hereto (any such draft accompanied by such certificate being your "Partial Redemption Draft"), an aggregate amount not exceeding the Amount Available on the date of such drawing; (4) in a single drawing by your draft drawn on us at sight presented for payment on a Business Day and referring therein to the number of this Letter of Credit, and accompanied by your written and completed certificate signed by you in the form of Annex D hereto (any such draft accompanied by such certificate being your "Conversion Draft"), an amount not exceeding the Amount Available on the date of such drawing; and (5) in a single drawing by your draft drawing on us at sight, presented for payment on a Business Day and referring therein to the number of this Letter of Credit, and accompanied by your written and completed certificate signed by you in the form of Annex E attached hereto (such draft accompanied by such certificate being your "Final Draft"), an amount not exceeding the Amount Available on the date of such drawing.

         If you shall draw on us by an Interest Draft and you shall not have received from us within ten (10) calendar days from the date of our payment in respect of such drawing a notice to the effect that we have not been reimbursed for such drawing and that the interest portion of the Letter of Credit will not be reinstated, then (x) your right to draw on us in a single drawing by your Interest Draft under clause (1) of the immediately preceding paragraph shall be automatically reinstated and (y) effective as of the eleventh (11th) calendar day from the date of our payment in respect of such drawing, you shall again be authorized to draw on us by your Interest Draft in accordance with said clause
(1). The provisions of this paragraph providing for the reinstatement of your right to draw on us by your Interest Draft in a succeeding single drawing shall be applicable to each successive drawing by your Interest Draft under clause (1) of the immediately preceding paragraph so long as this Letter of Credit shall not have terminated as set forth below.

         Upon our honoring any Tender Draft presented by you hereunder, the Amount Available under this Letter of Credit shall be automatically reduced by the amount drawn under such Tender Draft, the Principal Amount Available to be drawn hereunder by you shall be automatically reduced by an amount equal to the principal component of such Tender Draft and the Interest Amount Available to be drawn hereunder by you shall be automatically reduced by an amount equal to the amount of the interest component of such Tender Draft.

         Upon our honoring any Partial Redemption Draft presented by you hereunder, the Amount Available under this Letter of Credit shall be automatically and permanently reduced by the amount drawn under any such Partial Redemption Draft, the Principal Amount Available to be drawn hereunder by you shall be automatically and permanently reduced by an amount equal to the principal component of such Partial Redemption Draft honored by us hereunder and the Interest Amount Available to be drawn hereunder by you shall be automatically and permanently reduced by an amount equal to the amount of the interest which would accrue on an amount of principal equal to the principal component of such Partial Redemption Draft for one hundred twenty (120) days at an assumed rate of twelve percent (12%) per annum.

         Upon our honoring any Conversion Draft presented by you hereunder, the Amount Available under this Letter of Credit shall be automatically and permanently reduced by the amount drawn under any such Conversation Draft, the Principal Amount Available to be drawn hereunder by you shall be automatically and permanently reduced by an amount equal to the principal component of such Conversation Draft honored by us hereunder, and the Interest Amount Available to be drawn hereunder by you shall be automatically and permanently reduced by an amount equal to the amount of the interest component of any such Conversation Draft honored by us hereunder.

         The Amount Available, the Principal Amount Available and the Interest Amount Available drawn under this Letter of Credit with respect to any Tender

Draft shall be reinstated as provided in this paragraph to the extent, but only to the extent, that we are reimbursed by or on behalf of the Borrower in immediately available funds delivered to us at the Presentation Office on or before 3:00 p.m. (Charlotte, North Carolina time) on a Business Day for any amount drawn in respect of principal and interest under any Tender Draft. If we receive such reimbursement by or on behalf of the Borrower, all in strict conformity with the terms and conditions of this Letter of Credit, after 3:00 p.m. (Charlotte, North Carolina time) on a Business Day prior to the termination hereof, such reimbursement will be honored as stated above as if received on the next succeeding Business Day. Any amount received by us from or on behalf of the Borrower in reimbursement of amounts drawn hereunder by a Tender Draft shall, if accompanied by your completed certificate signed by you in the form of Annex F attached hereto, be applied to the extent of the amount received by us and indicated therein to reimburse us for amounts drawn hereunder by your Tender Drafts and we will confirm to you the amount of the Principal Amount Available and the Interest Amount Available reinstated by such reimbursement by delivering to you the executed and completed acknowledgment accompanying the form of Annex F delivered by you in connection with such reimbursement. The Amount Available, the Principal Amount Available and the Interest Amount Available shall be reinstated only in compliance with the provisions of this paragraph.

         Each draft and certificate presented hereunder shall be dated the date of its presentation and each such draft and certificate shall be presented at our office located at Two First Union Center, T-7, Charlotte, North Carolina 28202-0742, Attention: International Operations (or at any other office in the State of North Carolina which may be designated by us by written notice delivered to you at least three Business Days prior to a date on which interest is payable on the Bonds) (the "Presentation Office") and shall be presented on a Business Day. If we receive any of your drafts and certificates at such office, all in strict conformity with the terms and conditions of this Letter of Credit, not later than 11:00 a.m. (Charlotte, North Carolina time) on a Business Day on or prior to the termination hereof, we will honor the same by initiating the wire of funds by 2:30 p.m. (Charlotte, North Carolina time) on the same day in accordance with your payment instructions. If we receive any of your drafts and certificates at such office, all in strict conformity with the terms and conditions of this Letter of Credit, after 11:00 a.m. (Charlotte, North Carolina time) on a Business Day prior to the termination hereof, we will honor the same on the next succeeding Business Day by initiating the wiring of funds by 2:30 p.m. (Charlotte, North Carolina time) in accordance with your payment instructions. If requested by you, payment under this Letter of Credit may be made by wire transfer of Federal Reserve Bank of Richmond funds to your account in a bank of the Federal Reserve wire system or by deposit of same day funds into a designated account that you maintain with us.

         In connection with the presentation of any Tender Draft or Conversion Draft, Bonds in aggregate principal amount equal to the principal amount of such Tender Draft or Conversion Draft shall be delivered to the Bank or its designee as promptly as practicable, and in any event within five Business Days after such presentation, registered in the name of the Bank, or its designee, as pledgee of the Borrower, pledged to the Bank pursuant to the Pledge Agreement. With respect to any Tender Draft, the Bank agrees that it shall not release any Bonds pledged to it until the Trustee shall have received the Bank's executed acknowledgment accompanying the form of Annex F attached hereto notifying the Trustee that the Letter of Credit has been reinstated so that the Amount Available, as so reinstated, shall equal or exceed the aggregate principal and 120 days' interest calculated at an assumed rate of 12% per annum on all Bonds for which drawings are available hereunder after giving effect to such release.

         Upon the earliest of (i) our honoring your Final Draft presented hereunder, (ii) the second day following the date on which we receive a certificate signed by you stating that the interest rate on the Bonds has been converted to a fixed interest rate, (iii) the date on which we receive a certificate signed by you stating that the Borrower has provided and you have accepted an Alternate Letter of Credit in accordance with the terms of the Indenture which is effective the date of such certificate, or (iv) the Stated Termination Date, this Letter of Credit shall terminate.

         This Letter of Credit is transferable only in its entirety to any transferee whom you certify to us has succeeded you as Credit Facility Trustee under the Indenture, and may be successively transferred. Transfer of the Amount Available under this Letter of Credit to such transferee shall be effected by the presentation to us of this Letter of Credit accompanied by a certificate in the form of Annex G attached hereto and payment of the transfer commission referred to therein. Upon such presentation we shall forthwith transfer the same to your transferee or, if so requested by your transferee, issue a letter of credit to your transferee with provisions therein consistent with this Letter of Credit.

         This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein (including, without limitation, the Bonds or the Indenture), except only the certificates and the drafts referred to herein which are hereby incorporated by reference; and any such reference shall not be deemed to incorporate herein by reference any documents, instrument or agreement except for such certificates and such drafts.

         Except as otherwise provided herein, this Letter of Credit shall be governed by and construed in accordance with the Uniform Customs and Practice for Documentary Credits (1993 Revisions), International Chamber of Commerce Publication No. 500 (the "UCP") and, to the extent not inconsistent therewith, the laws of the State of North Carolina. Communications with respect to this Letter of Credit other than presentations of drafts and certificates hereunder shall be in writing and shall be addressed to us at Two

First Union Center, T-7, Charlotte, North Carolina 28202-0742, Attention:
International Operations, specifically referring to the number of this Letter of Credit.

         Notwithstanding anything to the contrary in Article 17 of the UCP, if this Letter of Credit expires during an interruption of business as described in
Article 17, the Bank will honor draws under this Letter of Credit that are made within ten (10) days after the resumption of business by the Bank.

                                           Very truly yours,

                                       FIRST UNION NATIONAL BANK OF
                                            NORTH CAROLINA

                                       By:
                                       Name:   John Wooten
                                       Title:  Vice President

                                   Annex A

                   [Form of Certificate for Interest Draft]

            CERTIFICATE FOR DRAWING IN CONNECTION WITH THE PAYMENT
                         OF UP TO 120 DAYS' INTEREST

                       Irrevocable Letter of Credit No.

         The undersigned, a duly authorized officer of the undersigned Credit Facility Trustee (the "Credit Facility Trustee"), hereby certifies to First Union National Bank of North Carolina (the "Bank"), with reference to Irrevocable Letter of Credit No. __________ (the "Letter of Credit; the terms defined therein and not otherwise defined herein being used herein as therein defined) issued by the Bank in favor of the Credit Facility Trustee, as follows:

                  (1) The Credit Facility Trustee in the Trustee or a Co-Trustee under the Indenture for the holders of the Bonds.

                  (2) The Credit Facility Trustee is making a drawing under the Letter of Credit with respect to a payment of interest on the Bonds, which payment is due and payable on a regular Interest Payment Date. On the record date for such Interest Payment Date, none of such Bonds for which interest is drawn pursuant to the draft were held of record by the Borrower, or by the Bank, or its designee, as pledgee of the Borrower.

                  (3) [The Interest Draft accompanying this Certificate is the first Interest Draft presented by the Credit Facility Trustee under the Letter of Credit.]* [The Interest Draft last presented by the Credit Facility Trustee under the Letter of Credit was honored and paid by the Bank on _______________, _______, and the Credit Facility Trustee has not received a notice within ten days of presentation of such Interest Draft from the Bank that the Bank has not been reimbursed.]**

                  (4) The amount of the Interest Draft accompanying this Certificate is $__________. It was computed in compliance with the terms and conditions of the Bonds and the Indenture and does not exceed the Interest Amount Available to be drawn by the Credit Facility Trustee under the Letter of Credit.

                  (5) Upon receipt by the undersigned of the amount demanded hereby, (a) the undersigned will apply the same directly to the payment when due of the interest amount owing on account of the Bonds pursuant to the Indenture, (b) no portion of said amount shall be applied by the undersigned for any other purpose, and (c) no portion of said amount shall be commingled with other funds held by the undersigned.

         IN WITNESS WHEREOF, the Credit Facility Trustee has executed and delivered this Certificate as of the ______ day of ________________, 19__.


                                    A-A-1

                                          BRANCH BANKING AND TRUST
                                            COMPANY, as Credit Facility Trustee

                                          By:
                                          Name:
                                          Title:


*    To be used in the Certificate relating to the first Interest Draft only.

** To be used in each Certificate relating to each Interest Draft other than the first Interest Draft.

                                    A-A-2

                                   Annex B

                    [Form of Certificate for Tender Draft]

            CERTIFICATE FOR DRAWING IN CONNECTION WITH THE PAYMENT
             OF PRINCIPAL PURCHASE PRICE AND PORTION OF PURCHASE

              PRICE CORRESPONDING TO INTEREST OF BONDS TENDERED

                       Irrevocable Letter of Credit No.

         The undersigned, a duly authorized officer of the undersigned Credit Facility Trustee (the "Credit Facility Trustee"), hereby certifies to First Union National Bank of North Carolina (the "Bank"), with reference to Irrevocable Letter of Credit No. ________ (the "Letter of Credit"; the terms defined herein and not otherwise defined herein being used herein as therein defined) issued by the Bank in favor of the Credit Facility Trustee, as follows:

                  (1) The Credit Facility Trustee is the Trustee of a Co-Trustee under the Indenture for the holders of the Bonds.

                  (2) The Credit Facility Trustee is making a drawing under the Letter of Credit with respect to a payment, upon a tender of all or less than all of the Bonds, which are Outstanding (as defined in the Indenture), of the unpaid principal amount of the Bonds and accrued interest thereon to be purchased as a result of such tender pursuant to the terms of Article III of the Indenture (other than Bonds, presently held of record by the Borrower, or by the Bank, or its designee, as pledgee of the Borrower) which payment is due on the date on which this Certificate and the Tender Draft it accompanies are being presented to the Bank.

                  (3) The amount of the Tender Draft accompanying this Certificate is equal to the sum of (i) $________________ being drawn in respect of the payment of unpaid principal of Bonds (other than Bonds presently held of record by the Borrower or by the Bank, or its designee, as pledgee of the Borrower) to be purchased as a result of a tender, which amount does not exceed the Principal Amount Available under the Letter of Credit, and (ii) $____________ being drawn in respect of the payment of _________ days' [not to exceed 120 days'] accrued and unpaid interest on such Bonds constituting a portion of the purchase price of such Bonds being purchased as a result of a tender, which amount does not exceed the Interest Amount Available under the Letter of Credit.

                  (4) The Credit Facility Trustee shall, pursuant to the Pledge Agreement, deliver or cause to be delivered to the Bank or its designee a principal amount of Bonds equal to the principal amount of the Tender


                                    A-B-1

                  Draft accompanying this Certificate as promptly as practicable, and in any event within five Business Days after presentation of the Tender Draft accompanying this Certificate.

                  (5) Upon receipt by the undersigned of the amount demanded hereby, (a) the undersigned will apply the same directly to the payment when due of the purchase price of Bonds tendered pursuant to the Indenture, (b) no portion of said amount shall be applied by the undersigned for any other purpose, and (c) no portion of said amount shall be commingled with other funds held by the undersigned.

                  (6) The amount of the Tender Draft accompanying this Certificate was computed in compliance with the terms and conditions of the Bonds and the Indenture and does not exceed the Amount Available under the Letter of Credit.

         The Credit Facility Trustee acknowledges that, pursuant to the terms of the Letter of Credit, upon the Bank's honoring of the Tender Draft accompanying this Certificate, (i) the Amount Available under the Letter of Credit shall be automatically reduced by the aggregate amount of such Tender Draft, (ii) the Principal Amount Available under the Letter of Credit shall be automatically reduced by an amount equal to the amount of the principal component of such draft set forth in paragraph 3 above, and (iii) the Interest Amount Available under the Letter of Credit shall be automatically reduced by an amount equal to the amount of the interest component of such draft set forth in paragraph 3 above, each subject to reinstatement as set forth in the Letter of Credit.

         IN WITNESS WHEREOF, the Credit Facility Trustee has executed and delivered this Certificate as of the _____ day of ______________, _____.



                                           BRANCH BANKING AND TRUST
                                             COMPANY, as Credit Facility Trustee

                                           By:
                                           Name:
                                           Title:


                                      A-B-2

                                   Annex C

              [Form of Certificate for Partial Redemption Draft]

            CERTIFICATE FOR DRAWING IN CONNECTION WITH THE PAYMENT
                OF PRINCIPAL AND UP TO 120 DAYS' INTEREST UPON

                              PARTIAL REDEMPTION

                       Irrevocable Letter of Credit No.

         The undersigned, a duly authorized officer of the undersigned Credit Facility Trustee (the "Credit Facility Trustee"), hereby certifies to First Union National Bank of North Carolina (the "Bank"), with reference to Irrevocable Letter of Credit No. _________ (the "Letter of Credit"; the terms defined therein and not otherwise defined herein being used herein as therein defined) issued by the Bank in favor of the Credit Facility Trustee, as follows:

                  (1) The Credit Facility Trustee is the Trustee or a Co-Trustee under the Indenture for the holders of the Bonds.

                  (2) The Credit Facility Trustee is making a drawing under the Letter of Credit with respect to a payment, upon redemption of less than all of the Bonds which are Outstanding (as defined in the Indenture), of the unpaid principal amount of, and up to 120 days' accrued and unpaid interest on, the Bonds to be redeemed pursuant to the Indenture (other than Bonds presently held of record by the Borrower, or by the Bank, or its designee, as pledgee of the Borrower).

                  (3) The amount of the Partial Redemption Draft accompanying this Certificate is $_____________ and is equal to the sum of
                  (i) $____________ being drawn in respect of the payment of unpaid principal of Bonds (other than Bonds presently held of record by the Borrower or by Bank, or its designee, as pledgee of the Borrower) to be redeemed, which amount does not exceed the Principal Amount Available under the Letter of Credit and
                  (ii) $______________ being drawn in respect of the payment of ______ days' [not to exceed 120 days'] accrued and unpaid interest on such bonds, which amount does not exceed the Interest Amount Available under the Letter of Credit.

                  (4) The amount of the Partial Redemption Draft accompanying this Certificate was computed in accordance with the terms and conditions of the Bonds and the Indenture and does not exceed the amount Available under the Letter of Credit.

                  (5) This Certificate and the Partial Redemption Draft it accompanies are dated, and are being presented to the Bank on, the date on which the unpaid principal amount of, and accrued and unpaid interest on,


                                      A-C-1

                  Bonds to be redeemed are due and payable under the Indenture upon redemption of less than all of the Bonds which are Outstanding (as defined in the Indenture).

                  (6) Upon receipt by the undersigned of the amount demanded hereby (a) the undersigned will apply the same directly to the payment when due of the principal amount of and accrued and unpaid interest on the Bonds pursuant to the Indenture, (b) no portion of said amount shall be applied by the undersigned for any other purpose and (c) no portion of said amount shall be commingled with other funds held by the undersigned.

         The Credit Facility Trustee acknowledges that, pursuant to the terms of the Letter of Credit, upon the Bank's honoring the Partial Redemption Draft accompanying this Certificate, (i) the Amount Available under the Letter of Credit shall be permanently reduced by the aggregate amount of such Partial Redemption Draft, (ii) the Principal Amount Available under the Letter of Credit shall be permanently reduced by an amount equal to the amount of the principal component of such draft set forth in paragraph 3 above and (iii) the Interest Amount Available under the Letter of Credit shall be permanently reduced by $_____________, which is equal to an amount of interest which would accrue on an amount of principal equal to the principal component set forth in paragraph 3 above for a period of one hundred twenty (120) days at a maximum rate of twelve percent (12%) per annum.

         IN WITNESS WHEREOF, the Credit Facility Trustee has executed and delivered this Certificate as of the _______ day of _____________, 19___.

                                           BRANCH BANKING AND TRUST
                                             COMPANY, as Credit Facility Trustee

                                           By:
                                           Name:
                                           Title:

                                    A-C-2

                                   Annex D

                  [Form of Certificate for Conversion Draft]

                CERTIFICATE FOR DRAWING IN CONNECTION WITH THE
                  PAYMENT OF PRINCIPAL PLUS ACCRUED INTEREST

                          UPON A MANDATORY PURCHASE
                    (CONVERSION TO A FIXED INTEREST RATE)

                       Irrevocable Letter of Credit No.

         The undersigned, a duly authorized officer of the undersigned Credit Facility Trustee (the "Credit Facility Trustee"), hereby certifies to First Union National Bank of North Carolina (the "Bank"), with reference to Irrevocable Letter of Credit No. _________ (the "Letter of Credit"; the terms defined therein and not otherwise defined herein being used herein as therein defined) issued by the Bank in favor of the Credit Facility Trustee, as follows:

                  (1) The Credit Facility Trustee is the Trustee or a Co-Trustee under the Indenture for the holders of the Bonds.

                  (2) The Credit Facility Trustee is making a drawing under the Letter of Credit with respect to a payment, upon a mandatory tender for purchase pursuant to Section 202(e) and Section 701(e) of the Indenture (conversion to a Fixed Interest Rate within the meaning of the Indenture) of all or less than all of the Bonds which are Outstanding (as defined in the Indenture), of the unpaid principal amount of, and up to 120 days' accrued and unpaid interest on, the Bonds to be so purchased (other than Bonds presently held of record by the Borrower, or the Bank, or its designee, as pledgee of the Borrower), which payment is due on the date on which this Certificate and the Conversation Draft it accompanies are being presented to the Bank.

                  (3) The amount of the Conversion Date accompanying this Certificate is $_____________ and is equal to the sum of (i) $_______________ being drawn in respect of the payment of unpaid principal of Bonds (other than Bonds presently held of record by the Borrower, or by the Bank, or its designee, as pledgee of the Borrower) to be purchased, which amount does not exceed the Principal Amount Available under the Letter of Credit, and (ii) $_________ being drawn in respect of the payment of _______ days' [not to exceed 120 days'] accrued and unpaid interest on such Bonds, which amount does not exceed the Interest Amount Available under the Letter of Credit.

                  (4) The amount of the Conversation Draft accompanying this Certificate was computed in compliance with the terms and conditions of the Bonds and the Indenture and does not exceed the Amount Available under the Letter of Credit.


                                      A-D-1

                  (5) Upon receipt by the undersigned of the amount demanded hereby, (a) the undersigned will apply the same directly to the payment when due of the principal amount of, interest accrued unpaid on, the Bonds pursuant to the Indenture, (b) no portion of said amount shall be applied by the undersigned for any other purpose and (c) no portion of said amount shall be commingled with other funds held by the undersigned.

                  (6) The Credit Facility Trustee shall, pursuant to the Pledge Agreement, deliver or cause to be delivered to the Bank or its agent a principal amount of Bonds equal to the principal amount of the Conversion Draft accompanying this Certificate as promptly as practicable, and in any event within five Business Days after presentation of the Conversation Draft accompanying this Certificate.

         IN WITNESS WHEREOF, the Credit Facility Trustee has executed and delivered this Certificate as of the _____ day of ______________, 19____.

                                         BRANCH BANKING AND TRUST
                                           COMPANY, as Credit Facility Trustee

                                         By:
                                         Name:
                                         Title:

                                    A-D-2

                                   Annex E

                    [Form of Certificate for Final Draft]

          CERTIFICATE FOR DRAWING IN CONNECTION WITH THE PAYMENT OF PRINCIPAL PLUS ACCRUED INTEREST, UPON STATED OR ACCELERATED

           MATURITY OR OPTIONAL OR MANDATORY REDEMPTION AS A WHOLE

                       Irrevocable Letter of Credit No.

         The undersigned, a duly authorized officer of the undersigned Credit Facility Trustee (the "Credit Facility Trustee"), hereby certifies to First Union National Bank of North Carolina (the "Bank"), with reference to Irrevocable Letter of Credit No. _______ (the "Letter of Credit") the terms defined therein and not otherwise defined herein being used herein as therein defined) issued by the Bank in favor of the Credit Facility Trustee, as follows:

                  (1) The Credit Facility Trustee is the Trustee or a Co-Trustee under the Indenture for the holders of the Bonds.

                  (2) The Credit Facility Trustee is making a drawing under the Letter of Credit with respect to a payment, either at stated maturity, upon acceleration, or as a result of a redemption as a whole pursuant to the Indenture of the unpaid principal amount of and up to 120 days' accrued and unpaid interest on all of the Bonds which are "Outstanding" within the meaning of the Indenture (other than Bonds presently held of record by the Borrower or by the Bank, or its designee, as pledgee of the Borrower).

                  (3) The amount of the Final Draft accompanying this Certificate is $____________ and is equal to the sum of (i) $____________ being drawn in respect of the payment of unpaid principal of Bonds (other than Bonds presently held of record by the Borrower or by the Bank, or its designee, as pledgee of the Borrower), which amount does not exceed the Principal Amount Available under the Letter of Credit, and (ii) $___________ being drawn in respect of the payment of ______________ days' [not to exceed 120 days] accrued and unpaid interest on such Bonds, which amount does not exceed the Interest Amount Available under the Letter of Credit.

                  (4) The amount of the Final Draft accompanying this Certificate was computed in compliance with the terms and conditions of the Bonds and the Indenture and does not exceed the Amount Available under the Letter of Credit.

                  (5) Upon receipt by the undersigned of the amount demanded hereby, (a) the undersigned will apply the same directly to the payment when due of the principal amount and accrued and unpaid interest thereon owing on account of the Bonds pursuant to the Indenture, (b) no portion of said amount shall

                                    A-E-1
                  be applied by the undersigned for any other purpose and (c) no portion of said amount shall be commingled with other funds held by the undersigned.

         IN WITNESS WHEREOF, the Credit Facility Trustee has executed and delivered this Certificate as of the ______ day of __________________, 19___.


                                         BRANCH BANKING AND TRUST
                                           COMPANY, as Credit Facility Trustee

                                         By:
                                         Name:
                                         Title:

                                    A-E-2

                                   Annex F

             [For of Reinstatement Certificate for Tender Draft]

            CERTIFICATE FOR THE REINSTATEMENT OF AMOUNTS AVAILABLE
                    UNDER IRREVOCABLE LETTER OF CREDIT NO.

         The undersigned, a duly authorized officer of the undersigned Credit Facility Trustee (the "Credit Facility Trustee"), hereby certifies to First Union National Bank of North Carolina (the "Bank"), with reference to Irrevocable Letter of Credit No. _______ (the "Letter of Credit"; the terms defined therein and not otherwise defined herein being used herein as therein defined) issued by the Bank in favor of the Credit Facility Trustee, as follows:

                  (1) The Credit Facility Trustee is the Trustee or a Co-Trustee under the Indenture for the holders of the Bonds.

                  (2) The amount of $_________ paid to you today by or on behalf of the Borrower is a payment made to reimburse you, pursuant to Section ______ of the Letter of Credit and Reimbursement Agreement dated as of May 1, 1997 (as amended or supplemented, the "Reimbursement Agreement") between the Borrower and the Bank, for amounts drawn under the Letter of Credit by Tender Drafts. The Credit Facility Trustee hereby requests that you reinstate the Letter of Credit upon receipt of such payment in an amount equal to the amount of Payment so received.

                  (3) Of the amount referred to in paragraph (2), $___________ represents the aggregate principal amount of Bonds resold or to be sold on behalf of the Borrower.

                  (4) Of the amount referred to in paragraph (2), $___________ represents accrued and unpaid interest on the Bonds.

         IN WITNESS WHEREOF, the Credit Facility Trustee has executed and delivered this Certificate as of the ______ day of ________________, 19___.



                                           BRANCH BANKING AND TRUST
                                             COMPANY, as Credit Facility Trustee

                                           By:
                                           Name:
                                           Title:


                                    A-F-1

                                ACKNOWLEDGMENT

         The Bank hereby confirms to the Credit Facility or the Trustee that the Principal Amount Available under the Letter of Credit has been reinstated by the amount $______________ and the Interest Amount Available under the Letter of Credit has been reinstated by the amount of $_________________.

         This _______ day of _______________, 19___.


                                         BRANCH BANKING AND TRUST
                                           COMPANY, as Credit Facility Trustee

                                         By:
                                         Name:
                                         Title:

                                    A-F-2

                                   Annex G

                        [Form of Transfer Certificate]

                           INSTRUCTION TO TRANSFER


First Union National Bank of
  North Carolina
Two First Union Center
Charlotte, North Carolina  28288-0742

Attention:  International Operations

     Re:  Your Irrevocable Letter of Credit No.
          -------------------------------------

Ladies and Gentlemen:

         For value received, the undersigned beneficiary (the "Transferor") hereby irrevocably transfer to:


                             [Name of Transferee]

                                  [Address]

(the "Transferee") all rights of the Transferor with respect to the above-referenced Letter of Credit, including the right to draw under said Letter of Credit in the Amount Available. Said Transferee has succeeded the Transferor as Credit Facility Trustee under that certain Trust Indenture dated as of May 1, 1997 by and between the Maryland Industrial Development Financing Authority (the "Issuer"), First Union National Bank of North Carolina as initial Trustee thereunder and Branch Banking and Trust Company, as initial Credit Facility Trustee thereunder (as amended or supplemented, the "Indenture"), all with respect to the Maryland Industrial Development Financing Authority Economic Development Revenue Bonds (Alcore, Inc. Facility)

                                    A-G-1

1996 Issue in the original principal amount of $2,600,000 (the "Bonds"), and has complied with the provisions of the Indenture.

         By virtue of this transfer, the Transferee shall have the sole rights as beneficiary of said Letter of Credit, including sole rights relating to any past or future amendments thereof, whether increases or extensions or otherwise. All amendments are to be advised directly to the Transferee without necessity of any consent of or notice to the Transferor.

         By its signature below, the Transferee acknowledges that it has duly succeeded the Transferor as Credit Facility Trustee pursuant to the Trust Indenture.

         The advice of such Letter of Credit is returned herewith, along with a transfer fee of $1,000.00, and we ask you to endorse the transfer on the reverse side thereof and to forward it directly to the Transferee with your customary notice of transfer.

                                          Very truly yours,

                                        BRANCH BANKING AND TRUST
                                          COMPANY, as Credit Facility Trustee

                                        By:
                                        Name:
                                        Title:

                                        (CORPORATE SEAL)


Acknowledged by:


[Insert name of Transferee]

By:

     [insert name and title of
     authorized officer]

                                    A-G-2

(CORPORATE SEAL)

                                    A-G-3

                                                                    EXHIBIT B
                                                                    ---------
                                                                   Opinion of
                                                           Borrower's Counsel

                                 May __, 1997

Maryland Industrial Development
         Financing Authority

Baltimore, Maryland

Harford County, Maryland
         Bel Air, Maryland  21014

First Union National Bank
         of Virginia, as Trustee,
Richmond, Virginia

First Union National Bank
         of North Carolina,
         as Letter of Credit Bank,
         as Placement Agent,
         as Remarketing Agent and
         as Hedge Counterparty

Branch Banking and Trust Company,
         as Credit Facility Trustee
Wilson, North Carolina

First Union National Bank of Maryland
as Secured Party
Baltimore, Maryland


Ladies and Gentlemen:

                  We have acted as special counsel to Alcore, Inc. a Delaware corporation (the "Borrower"), and Lunn Industries, Inc., a Delaware corporation (the "Guarantor"), in connection with: (a) the issuance and sale on the date hereof by Maryland Industrial Development Financing Authority (the "Issuer") of the Issuer's $2,600,000 Economic Development Revenue Bonds (Alcore, Inc. Facility) 1997 Issue (the "Bonds"), and the loan of the proceeds of the Bonds by the Issuer to the Borrower; and (b) the issuance on the date hereof by First Union National Bank of North Carolina (in such capacity, the "Bank") of its Irrevocable Letter of

Credit of even date herewith (the "Letter of Credit") to Branch Banking and Trust Company (the "Credit Facility Trustee"), as security for the payment of the principal of and interest on and the purchase price of the Bonds.

                  In our capacity as counsel to the Borrower, we have examined the following:

                  1. The Trust Indenture dated as of May 1, 1997 by and among the Issuer, First Union National Bank of Virginia (the "Trustee") and the Credit Facility Trustee.

                  2. The Loan Agreement dated as of May 1, 1997 (the "Loan Agreement") by and between the Issuer and the Borrower.

                  3. The Letter of Credit.

                  4. The Letter of Credit and Reimbursement Agreement dated as of May 1, 1997 (the "Reimbursement Agreement") by and between the Bank and the Borrower.

                  5. The Placement Letter Agreement dated as of May 1, 1997 (the "Placement Letter Agreement") by and among First Union National Bank of North Carolina, as Placement Agent, the Issuer and the Borrower.

                  6. The Remarketing Agreement dated as, of May 1, 1997 (the "Remarketing Agreement"), by and between First Union National Bank of North Carolina, as Remarketing Agent, and the Borrower.

                  7. The Deed of Trust and Security Agreement dated as of May 1, 1997 (the "Deed of Trust") executed by the Borrower in favor of Robert E. Linthicum and Louis E. Flori, as Trustees with respect to the real property and improvements thereto located at 1324 and 1326 Brass Mill Road, Belcamp, Maryland 21017 (the "Facility").

                  8. The Guaranty Agreement dated as of May 1, 1997 (the "Guaranty") executed by the Borrower in favor of the Bank and First Union National Bank of Maryland, in its capacity as hedge counterparty (the "Hedge Counterparty").

                  9. The Security Agreement dated as of May 1, 1997 (the "Security Agreement") executed by the Borrower and the Guarantor in favor of the Bank, the Issuer and the Hedge Counterparty.

                  10. The Financing Statement naming the Issuer as Debtor and the Credit Facility Trustee and the Trustee as Secured Parties.

                  11. The Financing Statement naming the Borrower and the Guarantor as Debtor, naming the Issuer, the Bank, the Hedge Counterparty and First Union National Bank of Maryland, in its capacity as lender under an existing line of credit (FUNBMD") as Secured Parties, and naming the Trustee, the Credit Facility Trustee and the Bank as Assignees (the "Financing Statement").

                  12. The Pledge Agreement dated as of May 1, 1997 (the "Pledge Agreement") by and between the Borrower and the Letter of Credit Bank.

                  13. The Tender Agency Agreement dated as of May 1, 1997 (the "Tender Agency Agreement") by and between the Borrower and the Letter of Credit Bank, in its capacity as Tender Agent.

                  14. The Intercreditor Agreement dated as of May 1, 1997 (the "Intercreditor Agreement") by and among the Issuer, the Trustee, the Credit Facility Trustee, the Borrower, the Bank, the Hedge Counterparty and FUNBMD.

                  15. The Borrower's Tax Certificate and Compliance Agreement of even date herewith executed all delivered by the Borrower (the "Compliance Agreement").

                  16. Such other laws, records, documents, certificates, opinions and instruments as we deem necessary in order to render this opinion.

                  17. The certificate of incorporation and by-laws of the Borrower, applicable resolutions of the Board of Directors of the Borrower, a certificate of good standing with respect to the Borrower issued by the Secretary of State of the State of Delaware and a certificate of good standing issued by the Maryland State Department of Assessments and Taxation (collectively, the "Borrower's Governing Documents").

                  18. The certificate of incorporation and by-laws of the Guarantor, applicable resolutions of the Board of Directors of the Guarantor, and a certificate of good standing with respect to the Guarantor issued by the Secretary of State of the State of Delaware (collectively, the "Guarantor's Governing Documents").

                  The Loan Agreement, the Reimbursement Agreement, the Remarketing Agreement, the Placement Letter Agreement, the Deed of Trust, the Security Agreement, the Guaranty, the Financing Statement, the Pledge Agreement, the Tender Agency Agreement, the Intercreditor Agreement, the Compliance Agreement, the Subordination Agreement and are hereinafter sometimes collectively referred to as the "Documents".

                  We have also examined and relied upon the original or copies (certified or otherwise identified to our satisfaction) of such records, documents, instruments and certificates, and have made such other investigations, as in our judgment are necessary to enable us to render the opinions expressed below.


                  We also have reviewed the opinion of even date rendered by Muenz & Meritz, P.C., Dix Hills, New York, in connection with the transactions contemplated by the Documents, upon which opinion we have exclusively relied, as to the opinions expressed therein, in rendering the opinion expressed below.

                  As to various questions of fact material to our opinion, we have relied upon the representations and warranties made by the Borrower and the Guarantor in the Documents and upon certain other certifications of facts made by the Borrower, upon which representations, warranties and certifications we believe we are justified in relying. We have discussed such representations and warranties with officers of the Borrower and Guarantor, and we have no actual knowledge of any matters contrary to such representations and warranties.

                  In basing the opinions and other matters set forth herein on "our knowledge," the words "our knowledge" signify that, in the course of our representation of the Borrower and the Guarantor in matters for which the Borrower and the Guarantor have engaged us as counsel, no information has come to our attention that would give us actual knowledge or actual notice that any such opinions or other matters are inaccurate or that any of the documents, representations, warranties and certifications on which we have relied are inaccurate and incomplete. Except as otherwise stated herein, we have undertaken no independent investigation or verification of such matters. We intend to limit the words "our knowledge" and similar language used herein to the knowledge of the lawyers within our firm who have worked on matters for the Borrower and the Guarantor.

                  In reaching the opinions set forth below, we have assumed, and to our knowledge, there are no facts inconsistent with, the following:

                  (a) Each of the parties thereto (other than the Borrower and the Guarantor) has duly and validly executed and delivered each instrument, document and agreement executed in connection with the transactions contemplated in the Documents to which such party is a signatory, and such party's obligations set forth therein are its legal, valid and binding obligations, enforceable in accordance with their respective terms.

                  (b) Each person executing any such instrument, document or agreement on behalf of any such party (other than the Borrower and the Guarantor) is duly authorized to do so.

                  (c) Each natural person executing any such instrument, document or agreement is legally competent to do so.

                  (d) There are no oral or written modifications of, or amendments to, the Documents, and there has been no waiver of any of the provisions of the Documents by actions or conduct of the parties or otherwise.


                  (e) As to due recordation of the Deed of Trust and the existence or priority of the lien of the Deed of Trust, and all other matters of title, you are relying upon the title insurance commitment issued by Commonwealth Land Title Insurance Company (the "Title Company") and upon the judgment and lien searches conducted by _________ dated __________, 1997 (the "Search Report");

                  (f) All documents submitted to us as originals are authentic, all documents submitted to us as certified or photostatic copies conform to the original document, all signatures (other than the Borrower's and the Guarantor's) on all documents submitted to us for examination are genuine, all notarizations on all documents are legal and valid, and all public records reviewed are accurate and complete.

                  (g) All descriptions of property in which a security interest subject to the Maryland Uniform Commercial Code is intended to be created under the Documents, as contained in the Documents, reasonably identify the property described or intended to be described, and the Borrower and the Guarantor have or will have rights in such property within the meaning of Section 9-203(l)(c) of the Maryland Uniform Commercial Code.

                  (h) Valid consideration has been given to the Borrower and to the Guarantor for the execution, delivery and performance by the Borrower of the Documents, and for the execution, delivery and performance by the Guarantor of the Documents to which the Guarantor is a party.

                  Based upon the foregoing and subject to the assumptions exceptions, qualifications and limitations set forth herein, it is our opinion, as of the date hereof, that:

                  (1) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is authorized to transact business in the State of Maryland.

                  (2) The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  (3) The Borrower and Guarantor have full right, power and authority to own their respective properties, to carry on their respective businesses, to execute and deliver the Documents to which each of them is a party, and to perform all of their respective obligations thereunder. The Borrower and the Guarantor have all powers, governmental licenses, authorizations, consents and approvals which are material to the operation of their respective businesses.

                  (4) The Documents to which the Borrower is a party have been duly authorized, executed and delivered by the Borrower and constitute valid and legally binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

                  (5) The Guaranty and each of the other Documents to which the Guarantor is a party have been duly authorized, executed and delivered by the Guarantor and constitute valid and legally binding obligations of Guarantor, enforceable against Guarantor in accordance with their terms.

                  (6) To our knowledge, no approval, consent, order, authorization, permit, license or exemption of, or registration, declaration or filing with, any federal, state or local governmental, regulatory or public agency, authority or court is required in connection with the execution and delivery by the Borrower and the Guarantor of the Documents to which each of them is a party.

                  (7) The execution and delivery of the Documents to which the Borrower is a party do not, and performance by the Borrower of its obligations thereunder will not, violate, conflict with or constitute a default under (i) any provision of the Borrower's Governing Documents, (ii) any provision of law, rule or regulation or, to our actual knowledge, any order of any court or other agency of government to which the Borrower is subject, or (iii) any indenture, agreement or other instrument to which the Borrower is a party or by which it or its property is bound and of which we have actual knowledge. The execution and delivery of, and performance by the Borrower of its obligations under, the Documents to which the Borrower is a party will not result in the creation or imposition of any lien, charge or encumbrance of any nature, other than the liens by the Documents.

                  (8) The execution and delivery of the Guaranty and each of the other Documents to which the Guarantor is a party does not, and performance by the Guarantor of its obligations thereunder will not, violate, conflict with or constitute a default under (i) any provision of the Guarantor's Governing Documents, (ii) any provision of law, rule or regulation or, to our actual knowledge, any order of any court or other agency of government to which the Guarantor is subject, or (iii) any indenture, agreement or other instrument to which the Guarantor is a party or by which it or its property is bound and of which we have actual knowledge. The execution and delivery of, and performance by the Guarantor of its obligations under, the Guaranty and each of the other Documents to which the Guarantor is a party will not result in the creation or imposition of any lien, charge or encumbrance of any nature, other than the liens created by the Documents.

                  (9) To our knowledge, based upon the Search Report and representations made to us by officers of the Borrower and the Guarantor, there is no action, suit, proceeding or investigation at law or in equity by or before any court, governmental instrumentality or other agency now pending or threatened in writing against the Borrower or the Guarantor or any of the Borrower's or the Guarantor's properties or rights which, if determined adversely to the Borrower or the Guarantor, would impair or materially affect

(i) the Borrower's or the Guarantor's right to carry on its business substantially as now conducted, (ii) the value of the collateral securing the Borrower's or the Guarantor's obligations under the Documents, (iii) the Borrower's or the Guarantor's ability to carry out its obligations under the Documents to which it is a party, or (iv) the validity or enforceability of each of the Documents executed by the Borrower or the Guarantor. To our knowledge, neither the Borrower nor the Guarantor is in default with respect to any order, judgment, writ, injunction, decree or demand of any court or governmental authority.

                  (10) The Financing Statement is in proper form for filing with the Maryland State Department of Assessments and Taxation and among the Land Records of Harford County, Maryland. Upon the proper filing of the Financing Statement, there will have been created under the Documents, and the Borrower and the Guarantor will have granted to the Issuer, the Bank, the Hedge Counterparty and FUNBMD, a valid perfected security interest in and upon the property described in the Financing Statement, but only to the extent that a security interest may be perfected in such property by filing under the Maryland Uniform Commercial Code.

                  (11) The Deed of Trust is in proper form for recording among the Land Records of Harford County, Maryland. Upon the proper recording of the Deed of Trust among such Land Records, there will have been created under the Deed of Trust, and the Borrower will have granted to the Trustees named therein, a valid and enforceable perfected lien and security interest in and upon the real and personal property, respectively, described in the Deed of Trust, but only to the extent that a lien or security interest, as the case may be, may be perfected upon such real or personal property by filing among the Land Records of Harford County, Maryland.

                  The enforceability of the Documents may be subject to (a) the exercise of judicial discretion in accordance with general principals of equity (whether applied by a court of law or by a court of equity), which may limit the availability of enforcement of certain remedies; (b) the valid exercise of the constitutional powers of the United States of America and of the sovereign police and taxing powers of state or other governmental units having jurisdiction; and (c) bankruptcy, insolvency, reorganization, moratorium and other similar laws heretofore or hereafter enacted affecting creditor's rights, to the extent constitutionally applicable. Without limiting the generality of the foregoing, under the Bankruptcy Reform Act of 1978, as amended, provisions of the Documents, providing for acceleration of maturity in the event of insolvency or bankruptcy may be invalid, and the rights and remedies of acceleration and foreclosure, if any, under such circumstances may not be enforceable.

                  Certain remedies and other provisions of the Documents may not be enforceable; nevertheless, such unenforceability will not render the Documents invalid as a whole or preclude (a) the judicial enforcement of the obligation of the Borrower or the Guarantor to repay the amounts owing under the Documents, together with interest thereon (to the extent not deemed a penalty), as provided in the Documents, (b) the acceleration of the obligation of the Borrower or the Guarantor to repay such principal, together with such interest, upon a default by the Borrower or the Guarantor in the payment of such principal or interest, and (c) the foreclosure in accordance with applicable law of the liens and security interests created by the Documents upon maturity or upon the acceleration pursuant to (b) above.

                  In addition to the qualifications and assumptions set forth above, the opinions set forth herein are also subject to the following qualifications:

                  (i) The provisions regarding the remedies available to any party on default as set forth in the Documents are subject to certain procedural requirements which, with regard to several of the remedies, are not reflected in the Documents. These procedural requirements affect and may restrict rights and remedies stated to be available to the parties to the Documents.

                  (ii) We express no opinion on the enforceability of the self-help, non-judicial remedies provided in certain of the Documents, such as those regarding the rights, without judicial process, upon default, to enter upon, to take possession of, to collect, retain, use, or enjoy the rents, issues, and profits from, and to manage any security subject to the liens and security interests created by the Documents.

                  (iii) We express no opinion on the enforceability of any provisions of the Documents that entitle any party thereto, as a matter of right, to the appointment of a receiver after the occurrence of a default.

                  (iv) We express no opinion on the enforceability of any provisions of the Documents imposing increased interest rates and/or late payment charges upon delinquency in payment or the occurrence of a default, liquidated damages, or prepayment premiums, to the extent they are deemed to be penalties or forfeitures.

                  (v) We express no opinion on the enforceability of any provisions requiring any party to waive or alter procedural, judicial, or substantive rights, such as rights to notice, right to a jury trial, statutes of limitations, appraisal or valuation rights, and marshalling of assets, and other such procedural, judicial or substantive rights.

                  (vi) We express no opinion on the enforceability of any provisions permitting modifications of the Documents only if in writing.

                  (vii) We express no opinion on the enforceability of any provision stating that the provisions of the Documents are severable.


                  (viii) We have not made or undertaken to make any investigation of the state of title to any real property or any personal property constituting security for the obligation of the Borrower or the Guarantor under the Documents. We express no opinion concerning title to any real property or any personal property, not do we express any opinion concerning the existence of encumbrances upon any property (other than the creation by the Documents of the lien and security interests insofar as described in the opinions set forth in Paragraphs (9) and (10) above) or the priority of any security interests or liens created by the Documents. It is our understanding that, with regard to these matters, you are relying exclusively on the title insurance commitment and title insurance policy issued by the Title Company and upon financing statement record searches performed by others.

                  (ix) The enforceability of any instrument referred to herein may be limited to the extent that remedies are sought for a breach that a court concludes is immaterial or does not adversely affect the non-defaulting party.

                  (x) We express no opinion on the application of federal or state securities laws to the transactions contemplated in the Documents.

                  (xi) The enforceability of any instrument referred to herein may be limited by any unconscionable or inequitable conduct on the Issuer's, the Trustee's, the Credit Facility Trustee's, the Bank's or FUNBMD's part, defenses arising from the Issuer's, the Trustee's, the Credit Facility Trustee's, the Bank's or FUNBMD's failure to act in accordance with the terms and conditions of the Documents, defenses arising as a consequence of the passage of time or defenses arising as a result of the Issuer's, the Trustee's the Credit Facility Trustee's, the Bank's or FUNBMD's failure to act reasonably or in good faith.

                  (xii) We express no opinion with respect to any security interest created under any of the Documents which purport to secure any present or future obligations or liabilities of the Borrower or the Guarantor (other than the respective obligations and liabilities of the Borrower or the Guarantor created or arising under the Documents) that are determined, in the case of obligations or liabilities of the Borrower or of the Guarantor created in the future, not to constitute "future advances" within the meaning of Section 9-204(3) of the Maryland Uniform Commercial Code, are determined not to have been within the contemplation of the Borrower, the Issuer, the Trustee, the Credit Facility Trustee, the Bank or FUNBMD at the time the Documents were executed, or are determined not to be of the same character or class as the respective obligations and liabilities of the Borrower or of the Guarantor to the Issuer, the Trustee, the Credit Facility Trustee, the Bank or FUNBMD created or arising under the Documents.

                  (xiii) We express no opinion with respect to compliance by the Borrower with any law, order, rule or regulation relating to the development of the Facility or the construction or operation of any improvements by the

Borrower on the Facility.

                  (xiv) We express no opinion with respect to any matters affecting zoning, subdivision or other matters affecting the use, occupancy or operation of the real property encumbered by the Deed of Trust, including environmental laws.

                  (xv) We express no opinion as to the laws of any jurisdiction other than the laws of the State of Maryland and the laws of the United States of America, and we express no opinion as to the enforceability of any choice of laws provisions contained in any of the Documents. As to matters of Delaware law, we have relied upon the opinion of Muenz & Meritz, P.C., referred to above. The opinion expressed herein concern only the effect of the laws (excluding the principles of conflict of laws) of the State of Maryland and the United States of America as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof. We call your attention to the fact that the Remarketing Agreement provides that it is governed by the laws of the State of North Carolina and the Interest Rate Swap Agreement that is governed by the State of New York.

                  This opinion letter is to be interpreted in accordance with the report of the Special Joint Committee on Lawyers' Opinions in Commercial Transactions of the Maryland State Bar Association, Inc. and The Bar Association of Baltimore City dated January 18, 1989.

                  Except for legal advice and assistance to the Borrower in connection with its preparation of information concerning the Borrower and the Facility to be included in the Private Placement Memorandum dated May 15, 1997 with respect to the Bonds (the "Private Placement Memorandum"), we have not participated in the preparation of the Private Placement

Memorandum. To our knowledge, we believe that the statements and information contained in the Private Placement Memorandum under the headings "USE OF PROCEEDS," "THE FACILITY," and "LITIGATION" (to the extent that litigation affecting the Borrower is described under that heading) and in Appendix A to the Private Placement Memorandum do not contain any untrue statement of material fact. We do not express any opinion or belief as to the accuracy or completeness of any other statements or information contained in the Private Placement Memorandum; however, nothing has come to our attention which would lead us to believe that the Private Placement Memorandum contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that we express no opinion about (a) the information concerning the validity and tax-exempt status of the Bonds, (b) the information concerning the Bank or the Issuer, or (c) the financial and statistical data contained in the Private Placement Memorandum).


                  No person or entity other than the addresses and their respective counsel may rely on this opinion without our prior written consent.


                                      Very truly yours,

                                  EXHIBIT C
                    [FORM OF BOND COUNSEL RELIANCE LETTER]


                                                  ________, 1997

First Union National Bank of
North Carolina
One First Union Center, CORP-3
301 South College Street
Charlotte, North Carolina  28288

              RE: Maryland Industrial Development Financing Authority Economic Development Revenue Bonds
                      (Alcore, Inc. Facility)
                      1997 Issue in the principal amount of $2,600,000
                      ------------------------------------------------

Ladies and Gentlemen:

     Reference is made to the Trust Indenture dated as of May 1, 1997 between, the Maryland Industrial Development Financing Authority (the "Issuer"), First Union National Bank of Virginia, as Trustee, and Branch Banking and Trust Company, as Credit Facility Trustee, pursuant to which the Maryland Industrial Development Financing Authority Economic Development Revenue Bonds (Alcore, Facility) 1997 Issue in the principal amount of $2,600,000 (the "Bonds") were issued as of the date hereof.

     Delivered herewith is a signed copy of our opinion of even date herewith relating to the validity of the Bonds and to other matters as set forth therein. Please be advised that you are entitled to rely upon such opinion as if such opinion had also been addressed to you. Terms defined in such opinion are used herein with the same meanings.


                                         Very truly yours,